Filed Pursuant to Rule 424(b)(5)
File Number 333-181762

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated December 3, 2013

PROSPECTUS    SUPPLEMENT

(To prospectus dated May 30, 2012)

$75,000,000

    % Convertible Senior Notes due 2018

We are offering $75 million aggregate principal amount of     % Convertible Senior Notes due 2018. We will pay interest on the notes on June 15 and December 15 of each year, beginning June 15, 2014. The notes will mature on December 15, 2018, unless earlier repurchased by us or converted.

We may not redeem the notes prior to December 15, 2016. On or after December 15, 2016, we may redeem for cash all or any portion of the notes, at our option, but only if the closing sale price of our common stock for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the second trading day immediately preceding the date on which we provide notice of redemption, exceeds 130% of the conversion price on each applicable trading day. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

Holders may convert their notes at any time prior to the close of business on the business day immediately preceding September 15, 2018 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2014, if the closing sale price of our common stock, for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the conversion price of the notes in effect on each applicable trading day; (2) during the five consecutive business-day period following any five consecutive trading-day period in which the trading price for the notes for each such trading day was less than 98% of the closing sale price of our common stock on such date multiplied by the then-current conversion rate; (3) if we call all or any portion of the notes for redemption, at any time prior to the close of business on the second scheduled trading day prior to the redemption date, or (4) upon the occurrence of specified corporate events. On or after September 15, 2018 until the close of business on the second scheduled trading day immediately preceding the stated maturity date, holders may surrender their notes for conversion at any time, regardless of the foregoing circumstances.

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

The initial conversion rate will be              shares of our common stock for each $1,000 principal amount of notes, which represents an initial conversion price of approximately $         per share. Following certain corporate transactions that occur on or prior to the stated maturity date or our delivery of a notice of redemption, we will increase the conversion rate for a holder that elects to convert its notes in connection with such a corporate transaction.

If a fundamental change, as defined herein, occurs prior to the stated maturity date, holders may require us to purchase for cash all or any portion of their notes at a fundamental change purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date.

We do not intend to apply to list the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. Our common stock is listed on The NASDAQ Global Select Market under the symbol “ELGX.” On December 2, 2013, the closing sale price of our common stock was $18.48 per share.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-11 of this prospectus supplement.

Per Note	Total
Public offering price (1)%	$
Underwriting discount %	$
Proceeds, before expenses, to us (1)%	$

(1)	Plus accrued interest from December , 2013, if settlement occurs after that date

The underwriters may exercise their right to purchase up to an additional $11,250,000 principal amount of the notes for 30 days after the date of this prospectus supplement, solely to cover over-allotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants on or about December     , 2013.

BofA Merrill Lynch

Piper Jaffray

The date of this prospectus supplement is December     , 2013.

Prospectus Supplement

Prospectus

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus, or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus or any free writing prospectus we provide you is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, utilizing a “shelf” registration process. This prospectus supplement provides you with the specific details regarding this offering of notes and updates the information contained or incorporated by reference in the accompanying prospectus. The accompanying prospectus provides you with more general information regarding our securities, some of which does not apply to the offering. You should read and consider both this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus and the accompanying prospectus. To the extent the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference therein, the information contained in the most recently dated document shall control.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference herein and therein contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this prospectus supplement and the accompany base prospectus, including statements regarding future events, our future financial performance, our future business strategy and the plans and objectives of management for future operations, are forward-looking statements.

We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements as a result of the following factors, among others:

•	continued market acceptance of our products;

•	continued growth in the number of patients qualifying for treatment of abdominal aortic aneurysms through our products;

•	our ability to effectively compete with the products offered by our competitors;

•	the level and availability of third party payor reimbursement for our products;

•	our ability to successfully commercialize products which incorporate the technology obtained in our acquisition of Nellix, Inc. (“Nellix”);

•	our ability to effectively develop new or complementary technologies;

•	our ability to manufacture our endovascular systems to meet demand;

•	changes to our international operations;

•	our ability to effectively manage our business and keep pace with our anticipated growth;

•	our ability to develop and retain a direct sales force in the United States and select European countries;

•	the nature of and any changes to legislative, regulatory and other legal requirements that apply to us, our products, our suppliers and our competitors;

•	the timing of and our ability to obtain and maintain any required regulatory clearances and approvals;

•	our ability to protect our intellectual property rights and proprietary technologies;

S-ii

•	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

•	product liability claims and litigation expenses;

•	reputational damage to our products caused by mis-use or off-label use or government or voluntary product recalls;

•	our utilization of a single source supplier for specialized components of our product lines;

•	our ability to attract, retain, and motivate qualified personnel;

•	our ability to make future acquisitions and successfully integrate any such future-acquired businesses;

•	our ability to maintain adequate liquidity to fund our operational needs and research and developments expenses; and

•	general macroeconomic and world-wide business conditions.

Readers are urged to carefully review and consider the various disclosures made by us, which attempt to advise interested parties of the risks, uncertainties, and other factors that may affect our business, operating results and financial condition, and the value of our common stock and the notes, including without limitation the disclosures made under the caption “Risk Factors” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement, for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, the forward-looking statements in this prospectus supplement may not prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Our forward-looking statements speak only as of the date each such statement is made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of The Nasdaq Stock Market, LLC.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all the information that you should consider before investing in the notes. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors,” the financial statements and related footnotes thereto and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. This prospectus supplement contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of factors described under the “Risk Factors” section and elsewhere in this prospectus supplement.

Unless the context otherwise requires, any reference to “Endologix,” the “Company,” “we,” “our” and “us” in this prospectus supplement refers to Endologix, Inc. and its subsidiaries.

Endologix®, AFX®, IntuiTrak®, Xpand®, and Nellix® are registered trademarks of Endologix, Inc., IntuiTrak Express™ and Ventana™ and the respective product logos are trademarks of Endologix, Inc.

Endologix, Inc.

Overview

We are a Delaware corporation with corporate headquarters and production facilities located in Irvine, California. We develop, manufacture, market, and sell innovative medical devices for the treatment of aortic disorders. Our principal product is a stent graft and accompanying delivery system (our “ELG System”), for the treatment of abdominal aortic aneurysms (“AAA”) through minimally-invasive endovascular repair (“EVAR”).

Our ELG System consists of (i) a self-expanding cobalt chromium alloy stent covered by expanded polytetrafluoroethylene (commonly referred to as “ePTFE”) graft material (our “ELG Device”), (ii) an accompanying catheter delivery system in which the ELG Device is loaded and (iii) in the case of the Nellix System, a biostable polymer and bag used to seal the aneurysm. Once our ELG Device is fixed in its proper position within the abdominal aorta, it provides a conduit for blood flow, thereby relieving pressure within the weakened or “aneurysmal” section of the vessel wall, which greatly reduces the potential for the AAA to rupture.

Sales of our ELG System (including extensions and accessories) to hospitals in the United States and Europe, and to third-party international distributors, provide the sole source of our reported revenue. We sell our products through our direct U.S. and European sales forces and third-party distributors in Europe, Asia, Latin America, and in other parts of the world.

Market Overview and Opportunity

AAA Background

Atherosclerosis is a disease which results in the thickening and hardening of arteries, which generally is attributable to smoking, high blood pressure, and/or high cholesterol damage. This disease generally progresses with age.

Atherosclerosis reduces the integrity and strength of blood vessel walls, causing the vessel to expand or balloon out, which is known as an “aneurysm.” Aneurysms are commonly diagnosed in the aorta, which is the body’s largest artery, extending from the chest to the abdomen. The abdominal aorta is the segment between the renal (kidney) arteries and the area where the aorta divides into the two iliac arteries which travel down the legs. AAA occurs when a portion of the abdominal aorta bulges into an aneurysm because of a weakening of the vessel wall, which may result in life threatening internal bleeding upon rupture.

The overall patient mortality rate for ruptured AAA is approximately 80%, making it among the leading causes of death in the U.S. Once diagnosed, patients with AAA require either non-invasive monitoring, or depending on the size and rate of growth of the AAA, will require EVAR or open surgical repair.

EVAR Versus Open Surgical Repair

Our ELG System is used exclusively for minimally-invasive EVAR procedures, as opposed to open surgical repair of AAA. Open surgical repair is a highly invasive procedure requiring (i) a large incision in the patient’s abdomen, (ii) withdrawal of the patient’s intestines to provide access to the aneurysm, (iii) the cross clamping of the aorta to stop blood flow, and (iv) implantation of a graft which is sutured to the aorta, connecting one end above the aneurysm, to the other end below the aneurysm.

Open surgical repair typically lasts two to four hours, while the typical EVAR procedure lasts one to two hours. After receiving open surgical repair, the patient usually requires a few days in the hospital’s surgical intensive care unit, and the total hospital stay may be four to ten days. Post-procedure convalescence may take another four to six weeks due to the invasiveness of the operation. By comparison, patients are often discharged a day or two after their EVAR procedure, and once discharged, most patients return to normal activity within two weeks.

Today, approximately 70% of all treated AAAs in the U.S. are repaired through EVAR, and 30% through open surgical repair. Although EVAR has many key advantages over open surgical repair, many patients are not candidates for EVAR due to the limitations of the current EVAR devices to treat a wide range of AAA anatomies. We are developing new ELG systems that we believe, within the next five years, will allow us to address at least 90% of all diagnosed AAAs.

An article published in the New England Journal of Medicine on January 31, 2008 compared the results of open surgical repair versus EVAR for the treatment of AAA on more than 45,000 patients over a three year period. Among the findings discussed in the article were:

•	The 30-day mortality rate of all patients in the study undergoing EVAR was approximately 1.2%, as compared to 4.8% for open surgical repair.

•	Patients treated by EVAR were three times as likely to be discharged to their homes rather than another rehabilitation facility as compared to patients treated with open repair.

•	The average hospital stay for patients in the study undergoing EVAR was 3.4 days versus 9.3 days for patients undergoing open surgical repair.

Market Size

In the United States alone, it is estimated that between 1.2 million and 2.0 million people have an AAA. Over 200,000 people were diagnosed with AAA in the United States in 2011. Of those diagnosed with an AAA, approximately 68,000 people underwent an AAA repair procedure in the U.S., of which approximately 44,000 were addressed through EVAR (utilizing an ELG system).

Although AAA is one of the most serious cardiovascular diseases, many AAAs are never detected. Most AAA patients do not have symptoms at the time of their initial diagnosis. AAAs generally are discovered coincidentally during procedures to treat or diagnose unrelated medical conditions.

Since AAAs generally arise in people over the age of 65 and come with little warning, initiatives have been undertaken to increase its screening. The most prominent of these initiatives is the Screening Abdominal

Aortic Aneurysms Very Efficiently Act (“SAAAVE”), which was signed into law in the U.S. on February 8, 2006, and began providing coverage on January 1, 2007. SAAAVE provides for a one-time free of charge AAA screening for men who have smoked some time in their life, and men or women who have a family history of the disease. This screening is provided as part of the “Welcome to Medicare” physical.

The age 65 and over population in the U.S. presently numbers approximately 40 million, or 13% of the total population, and is expected to grow to 47 million by 2015. Accordingly, we believe that AAA treatments will naturally increase over time, given this demographic trend.

Based on our internal analysis, we estimate that the current annual worldwide EVAR market size for our ELG System is approximately $1.4 billion (excluding the thoracic market of approximately $400 million), which includes an approximate $610 million market size in the U.S. We believe the worldwide aortic stent graft market (excluding the thoracic market) is expected to grow at a compound annual growth rate of 6% over the next five years, to $1.9 billion.

Our Mission

Our mission is to be the leading innovator of medical devices to treat aortic disorders. Key elements of our strategy to accomplish this mission are as follows:

•	Focus exclusively on the aorta for the commercialization of innovative products.

•	Design and manufacture ELG Systems that are easy to use and result in excellent clinical outcomes.

•	Provide exceptional clinical and technical support to physicians through an experienced and knowledgeable sales and marketing organization.

Recent Highlights of Our Product Development Initiatives and Regulatory Approvals

Nellix

We have developed a next-generation endovascular aneurysm sealing system (“EVAS”) to treat infrarenal AAA, which we developed in part using technology we acquired from our acquisition of Nellix (the “Nellix System”). We received CE Mark approval for the Nellix System in January 2013. In February 2013, we commenced a limited market introduction of the Nellix System in Europe and have completed over 200 cases worldwide. We expect to continue our limited market introduction of the Nellix System in Europe and in select countries outside the United States in 2014. We anticipate receiving investigational device exemption (“IDE”) approval from the U.S. Food and Drug Administration (the “FDA”) for the Nellix System by the end of 2013, and hope to receive FDA premarket approval (“PMA”) in the United States in the second half of 2016. We recently initiated a global registry for the Nellix System, the EVAS FORWARD — Global Registry. The EVAS FORWARD — Global Registry will involve approximately 300 patients in 30 locations and will allow us to gather significant clinical data and a post-market registry that we expect to use to broaden indications and to provide a robust data set to further support the adoption of the Nellix System. We expect that the IDE trial for the Nellix System, the EVAS FORWARD — IDE, will involve approximately 180 patients in 30 locations, including 25 locations in the United States and five international locations.

We believe that the Nellix System represents groundbreaking new technology for EVAR of AAA. Unlike all currently available ELG devices, which leaves the AAA sac fully intact, the Nellix System seals the AAA sac with a biostable polymer to reduce endoleaks and secondary interventions.

We believe the other advantages of the Nellix System include: (i) a low profile (17Fr outer diameter), which is beneficial for the delivery of the device; (ii) ease of use and predictable total procedure time; (iii) low expected reintervention rate; and (iv) the potential for reduced post-procedure follow up.

PEVAR

In April 2013, we received FDA PMA for a broadened indication for our AFX system to include totally percutaneous endovascular aneurysm repair (“PEVAR”) for AAA. We have completed the PEVAR training and certification of our U.S. sales force and clinical specialists. In May 2013, we commenced training classes for physicians in the United States on the PEVAR procedure, and we expect to train over 200 physicians in 2013.

Vascular access for EVAR requires femoral artery exposure (commonly referred to as surgical “cut-down”) of one or both femoral arteries, allowing for safe introduction of ELG systems. Complications from femoral artery exposure in the setting of EVAR is an inherent risk of current surgical practice. PEVAR procedures do not require an open surgical cut-down of either femoral artery, as access to the femoral artery is achieved via a needle-puncture through the skin.

We believe that the advantages to the patient and to the healthcare system of an entirely percutaneous procedure such as PEVAR include: (i) reduced surgical procedure times: (ii) less post-operative pain: (iii) fewer access-related wound complications: (iv) faster hemostasis and less blood loss; and (v) faster hospital discharge. To date, our ELG System is the only one approved by the FDA specifically for PEVAR.

Ventana

Our Ventana fenestrated EVAR (“FEVAR”) system is designed to provide physicians with better access to cannulate the renal arteries. The FEVAR system has been used to treat approximately 120 patients world-wide, including approximately 80 in our U.S. IDE study. In reviewing these initial global procedures with Ventana, we have seen good overall safety results, but a higher than expected number of renal re-interventions. We have suspended further enrollment in the Ventana U.S. IDE study and delayed commercial introduction in Europe until we have an opportunity to fully evaluate physician training, clinical indications, and product enhancements. After completing our evaluation, we will meet with regulatory agencies, including the FDA and EU notified bodies. We expect to resume clinical activities involving Ventana in 2015.

VELA

We have received FDA approval for a new aortic proximal extension for the AFX system (“VELA”) in the United States. This device further simplifies the EVAR procedure and provides physicians with improved deployment accuracy. We have commenced a limited market introduction of VELA and expect to conduct a full commercial launch in the first quarter of 2014. We intend to launch a patient registry relating to the VELA device in the middle of 2014. We expect that the registry will involve approximately 200 patients in 30 locations with a two-year follow-up and will provide us with an opportunity to gather and analyze clinical data relating to the device.

Recent Developments

We recently evaluated our opportunity to penetrate unmet or underserved parts of the growing endovascular AAA market. Our EVAR and EVAS technologies provide us with opportunities to separate the endovascular AAA market into more discrete segments. We have the opportunity to address various anatomies, including neck length, with a two-pronged approach, either EVAR (stent) or EVAS (polymer encapsulated stent). We also evaluated changing market dynamics over the next five years, which we believe will rely more heavily on clinical data due to the changing healthcare market, and developed a comprehensive product approval and registry strategy, including initiating our first registry, the EVAS FORWARD — Global Registry described above.

To advance our growth strategy, we reorganized our management team, promoting Bob Mitchell to the office of President, effective January 1, 2014, and expect to continue expanding our global sales force by the end of 2013. The expanded development and clinical study initiatives will continue to be complemented by our continued expansion of our global clinical and sales force. We intend to use the proceeds from the offering of notes, following payment of the cost of the capped call transactions described below, to invest significantly in the working capital, continued investment in geographic expansion, research and development and clinical studies required to meet our strategic goals.

Company Information

We were incorporated in California in March 1992 under the name Cardiovascular Dynamics, Inc. and reincorporated in Delaware in June 1993. In January 1999, we merged with privately held Radiance Medical Systems, Inc. and changed our name to Radiance Medical Systems, Inc. and in May 2002, we merged with privately held Endologix, Inc., and changed our name to Endologix, Inc.

Our main offices are located at 11 Studebaker, Irvine, California 92618, and our telephone number is (949) 595-7200. We maintain a website at www.endologix.com where general information about us and our products is available. The contents of the website are not incorporated by reference into this prospectus supplement or the accompanying prospectus.

THE OFFERING

The following is a summary of the terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement and the “Description of Debt Securities We May Offer” in the accompanying prospectus contain a more detailed description of the terms and conditions of the notes. In this section, references to “Endologix,” “we,” “our” or “us” refer to Endologix, Inc. and not to any of its subsidiaries.

Issuer	Endologix, Inc., a Delaware corporation.

Securities Offered	$75,000,000 aggregate principal amount of % Convertible Senior Notes due 2018 (plus up to an additional $11,250,000 principal amount at the underwriters’ option, solely to cover over-allotments).

Maturity	December 15, 2018, unless earlier purchased, redeemed or converted.

Interest	% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2014. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of the Notes—Events of Default.”

Ranking	The notes will be our senior unsecured obligations and will be:

•	senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes;

•	equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated;

•	effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries.

We are party to a revolving credit facility with Wells Fargo Bank, whereby we may borrow up to $20.0 million, subject to the calculation and limitation of a borrowing base (the “Wells Credit Facility”). As of September 30, 2013, we did not have any outstanding indebtedness under the Wells Credit Facility. The Wells Credit Facility is secured by all of our assets other than our intellectual property. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been $75.0 million.

Optional Redemption

We may not redeem the notes prior to December 15, 2016. On or after December 15, 2016, we may redeem for cash all or any portion of the notes, at our option, but only if the closing sale price of our common stock for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the second trading day immediately preceding the date on which we provide notice of redemption, exceeds 130% of the conversion price on each applicable trading day. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

We will give notice of any redemption not less than 30 scheduled trading days nor more than 60 calendar days before the redemption date. See “Description of the Notes—Optional Redemption.”

Conversion	Holders may surrender their notes for conversion at any time prior to the close of business on the business day immediately preceding September 15, 2018 only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on March 31, 2014, if the closing sale price of our common stock, for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the conversion price of the notes in effect on each applicable trading day;

•

during the five consecutive business-day period following any five consecutive trading-day period in which the trading price for the notes for each such trading day was less than 98% of the closing sale price of our common stock on such date multiplied by the then-current conversion rate;

•	if we call all or any portion of the notes for redemption, at any time prior to the close of business on the second scheduled trading day prior to the redemption date; or

•	upon the occurrence of specified corporate events described under “Description of the Notes—Conversion of Notes—Conversion upon Specified Corporate Transactions.”

On or after September 15, 2018 until the close of business on the second scheduled trading day immediately preceding the stated maturity date, holders may surrender their notes for conversion regardless of the foregoing circumstances.

The initial conversion rate for the notes will be             shares of our common stock for each $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $         per share of our common stock). Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation in solely cash or a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated for each trading day in a 25 trading-day conversion period (as described herein). See “Description of the Notes—Conversion of Notes—Settlement upon Conversion.”

Holders will not receive any additional cash payment or additional shares of our common stock representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the consideration delivered to you upon conversion of a note.

The conversion rate for the notes is subject to adjustment as described under “Description of the Notes—Conversion of Notes—Conversion Rate Adjustments” and “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event.” An adjustment to the conversion rate will result in a corresponding (but inverse) adjustment to the conversion price.

Increase to Conversion Rate Following a Make-Whole Adjustment Event	If certain corporate events as described under “Description of the Notes—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event” occur at any time prior to the stated maturity date, or if we deliver a notice of redemption as described under “Description of the Notes—Optional Redemption,” each of which we refer to as a “make-whole adjustment event,” the conversion rate for any notes converted following such make-whole adjustment event will, in certain circumstances and for a limited period of time, be increased by a number of additional shares of our common stock. A description of how the number of additional shares will be determined and a table showing the number of additional shares of our common stock, if any, by which the conversion rate will be increased following a make-whole adjustment event is set forth under “Description of the Notes—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event.”

Purchase of Notes at Your Option upon a Fundamental Change	Holders may require us to purchase for cash all or any portion of their notes upon the occurrence of a fundamental change at the fundamental change purchase price equal to 100% of the principal amount of the notes being purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date. For the definition of “fundamental change” and related information, see “Description of the Notes—Purchase of Notes at Your Option upon a Fundamental Change.”

Use of Proceeds	We estimate that the net proceeds from this offering, after deducting estimated expenses payable by us and the underwriters’ discount, will be approximately $ (or $ if the underwriters exercise their over-allotment option in full).

We intend to use approximately $ million of the net proceeds from this offering to pay the cost of the capped call transactions described below that we expect to enter into with Bank of America, N.A. (“BofA”), an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated. We intend to use the remainder of the net proceeds from this offering for general corporate purposes, including working capital, continued investment in geographic expansion, research and development and clinical studies.

If the underwriters exercise their over-allotment option, we may use a portion of the proceeds from the sale of the additional notes to enter into an additional capped call transaction with BofA.

Trading	We do not intend to apply to list the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. Our common stock is listed on The NASDAQ Global Select Market under the symbol “ELGX.”

Risk Factors	See the information under the caption “Risk Factors” in this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in the notes.

Material U.S. Federal Income Tax Considerations	You should consult your tax advisor with respect to the United States federal income tax consequences of owning the notes and any common stock into which the notes may be converted in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Material U.S. Federal Income Tax Considerations.”

Capped Call Transactions	In connection with the pricing of the notes, we expect to enter into a capped call transaction (the “base capped call transaction”) with BofA. If the underwriters exercise their over-allotment option, we may enter into an additional capped call transaction with BofA (together with the base capped call transaction, the “capped call transactions”). The capped call transactions are expected to generally reduce potential dilution to our common stock and/or offset any cash payments we will be required to make in excess of the principal amount upon any conversion of notes.

For any conversions of notes prior to the close of business on the 55th scheduled trading day immediately preceding the stated maturity date, including without limitation upon an acquisition of us or similar business combination, a corresponding portion of the capped call transactions will be terminated. Upon such termination, the portion of the capped call transactions being terminated will be settled at fair value (subject to certain limitations), as determined by BofA, in its capacity as calculation agent under the capped call transactions, which we expect to receive from BofA, and no payments will be due to BofA.

In connection with establishing its initial hedge of the capped call transactions, BofA (or an affiliate thereof) expects to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, BofA (or an affiliate thereof) may modify its hedge position by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any conversion period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any conversion period related to a conversion of notes, it could affect the amount and value of the consideration that you will receive upon conversion of the notes.

For a discussion of the potential impact of any market or other activity by BofA (or an affiliate thereof) in connection with these capped call transactions, see “Risk Factors—Risks Related to the Notes and our Common Stock—The capped call transactions may affect the value of the notes and our common stock” and “Underwriting—Capped Call Transactions.”

Trustee, Paying Agent and Conversion Agent	Wells Fargo Bank, National Association

Global Securities; Book-Entry Form	The notes will be issued in book-entry form and will be represented by global securities deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

RISK FACTORS

An investment in the notes involves a high degree of risk. We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties. You should carefully consider the following risk factors, together with all of the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. The risks and uncertainties described below are not the only ones we face. Other risks and uncertainties, including those that we do not currently consider material, may impair our business. See “Cautionary Note Regarding Forward-Looking Statements.” If any of the risks discussed below actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the value of the notes to decline, and you may lose all or part of your investment.

Risks Related to Our Business

All of our revenue is generated from a limited number of products, and any decline in the sales of these products will negatively impact our business.

We have focused heavily on the development and commercialization of a limited number of products for the treatment of AAA. If we are unable to continue to achieve and maintain market acceptance of these products and do not achieve sustained positive cash flow from operations, we will be constrained in our ability to fund development and commercialization of improvements and other product lines. In addition, if we are unable to market our products as a result of a quality problem or failure to maintain regulatory approvals, we would lose our only source of revenue and our business would be negatively affected.

We are in a highly competitive market segment, which is subject to rapid technological change. If our competitors are better able to develop and market products that are safer, more effective, less costly, easier to use, or otherwise more attractive than any products that we may develop, our business will be adversely impacted.

Our industry is highly competitive and subject to rapid and profound technological change. Our success depends, in part, upon our ability to maintain a competitive position in the development of technologies and products for use in the treatment of AAA and other aortic disorders. We face competition from both established and development stage companies. Many of the companies developing or marketing competing products enjoy several advantages to us, including:

•	greater financial and human resources for product development, sales and marketing and patent litigation;

•	greater name recognition;

•	long established relationships with physicians, customers, and third-party payors;

•	additional lines of products, and the ability to offer rebates or bundle products to offer greater discounts or incentives;

•	more established sales and marketing programs, and distribution networks; and

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greater experience in conducting research and development, manufacturing, clinical trials, preparing regulatory submissions, and obtaining regulatory clearance or approval for products and marketing approved products.

Our competitors may develop and patent processes or products earlier than us, obtain regulatory clearance or approvals for competing products more rapidly than us, and develop more effective or less expensive products or technologies that render our technology or products obsolete or less competitive. We also face fierce competition in recruiting and retaining qualified scientific, sales, and management personnel, establishing clinical trial sites and patient enrollment in clinical trials, as well as in acquiring technologies and technology licenses complementary to our products or advantageous to our business. If our competitors are more successful than us in these matters, our business may be harmed.

If third-party payors do not provide reimbursement for the use of our products, our revenues may be negatively impacted.

Our success in marketing our products depends in large part on whether domestic and international government health administrative authorities, private health insurers and other organizations will reimburse customers for the cost of our products. Reimbursement systems in international markets vary significantly by country and by region within some countries, and reimbursement approvals must be obtained on a country-by-country basis. Further, many international markets have government managed healthcare systems that control reimbursement for new devices and procedures. In most markets there are private insurance systems as well as government-managed systems. If sufficient reimbursement is not available for our current or future products, in either the United States or internationally, the demand for our products will be adversely affected.

We may not realize all of the anticipated benefits of our acquisition of Nellix.

The success of our acquisition of Nellix will largely depend on our ability to realize the anticipated growth opportunities of the Nellix System. Our ability to realize these benefits, and the timing of this realization, depend upon a number of factors and future events, many of which we cannot control. These factors and events include, without limitation:

•	the results of future clinical trials of the Nellix System.

•	the receipt of further CE Mark approvals of enhanced versions of the Nellix System from our European Union notified body;

•	the receipt of approval from the FDA to sell the Nellix System in the United States;

•	obtaining and maintaining patent rights relating to the Nellix technology; and

•	further developing an effective direct sales and marketing organization in Europe.

Our success depends on the growth in the number of AAA patients treated with endovascular devices.

We estimate that over 200,000 people were diagnosed with AAA in the United States in 2012, and approximately 68,000 people underwent aneurysm repair, either via EVAR or open surgical repair. Our growth will depend upon an increasing percentage of patients with AAA being diagnosed, and an increasing percentage of those diagnosed receiving EVAR, as opposed to an open surgical procedure. Initiatives to increase screening for AAA include SAAAVE, which was signed into law on February 8, 2006 in the United States. SAAAVE will provide one-time AAA screening for men who have smoked some time in their life, and men or women who have a family history of the disease. Screening is provided as part of the “Welcome to Medicare” physical and such coverage began on January 1, 2007. Such general screening programs may never gain wide acceptance. The failure to diagnose more patients with AAA could negatively impact our revenue growth.

Our success depends on convincing physicians to use, and continue to use, our products in more endovascular AAA procedures.

Our AAA products utilize a different fixation approach within the patient’s anatomy than competitive products. Due to our favorable clinical results, and product improvements, and an increase in the size of our sales force, we have been able to increase sales at a rate higher than the general growth within our market segment. However, if we are unable to continue convincing physicians to use our products, our business could be negatively impacted.

Our international operations subject us to certain operating risks, which could adversely impact our net sales, results of operations, and financial condition.

Sales of our products outside the United States represented approximately 18% of our revenue in 2012. As of December 31, 2012, we sold our products through 13 distributors located in the following countries outside of the United States: Argentina, Brazil, Chile, Colombia, Greece, Japan, Mexico, China, and Turkey. The sales territories authorized within these various distribution agreements cover a total of 23 countries. As of September 1, 2011, we began selling our product in Europe through our own sales force. The sale and shipment of our products across international borders, as well as the purchase of components and products from international sources, subjects us to extensive United States and foreign governmental trade, import and export, and custom regulations and laws.

Compliance with these regulations is costly and exposes us to penalties for non-compliance. Other laws and regulations that can significantly impact us include various anti-bribery laws, including the United States Foreign Corrupt Practices Act and anti-boycott laws. Any failure to comply with applicable legal and regulatory obligations could impact us in a variety of ways that include, but are not limited to, significant criminal, civil and administrative penalties, including imprisonment of individuals, fines and penalties, denial of export privileges, seizure of shipments, restrictions on certain business activities, and exclusion or debarment from government contracting. Also, the failure to comply with applicable legal and regulatory obligations could result in the disruption of our shipping and sales activities.

In addition, many of the countries in which we sell our products are, to some degree, subject to political, economic or social instability. Our international operations expose us and our distributors to risks inherent in operating in foreign jurisdictions. These risks include:

•	difficulties in enforcing or defending intellectual property rights;

•	pricing pressure that we may experience internationally;

•	a shortage of high-quality sales people and distributors;

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changes in third-party reimbursement policies that may require some of the patients who receive our products to directly absorb medical costs or that may necessitate the reduction of the selling prices of our products;

•	the imposition of additional United States and foreign governmental controls or regulations;

•	economic instability;

•	changes in duties and tariffs, license obligations and other non-tariff barriers to trade;

•	the imposition of restrictions on the activities of foreign agents, representatives and distributors;

•	scrutiny of foreign tax authorities which could result in significant fines, penalties and additional taxes being imposed on us;

•	laws and business practices favoring local companies;

•	longer payment cycles;

•	foreign currency translation adjustments;

•	difficulties in maintaining consistency with our internal guidelines;

•	difficulties in enforcing agreements and collecting receivables through certain foreign legal systems;

•	the imposition of costly and lengthy new export licensing requirements;

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the imposition of United States or international sanctions against a country, company, person or entity with whom we do business that would restrict or prohibit continued business with the sanctioned country, company, person or entity; and

•	the imposition of new trade restrictions.

If we experience any of these risks, our sales in international countries may be harmed and our results of operations would suffer.

If we fail to properly manage our anticipated growth, our business could suffer.

We may experience periods of rapid growth and expansion, which could place a significant strain on our limited personnel, information technology systems, and other resources. In particular, the increase in our direct sales force requires significant management and other supporting resources. Any failure by us to manage our growth effectively could have an adverse effect on our ability to achieve our development and commercialization goals.

To achieve our revenue goals, we must successfully increase production output as required by customer demand. In the future, we may experience difficulties in increasing production, including problems with production yields and quality control, component supply, and shortages of qualified personnel. These problems could result in delays in product availability and increases in expenses. Any such delay or increased expense could adversely affect our ability to generate revenues.

Future growth will also impose significant added responsibilities on management, including the need to identify, recruit, train, and integrate additional employees. In addition, rapid and significant growth will place a strain on our administrative and operational infrastructure.

In order to manage our operations and growth we will need to continue to improve our operational and management controls, reporting and information technology systems, and financial internal control procedures. If we are unable to manage our growth effectively, it may be difficult for us to execute our business strategy and our operating results and business could suffer.

Our transition to a direct sales force in certain European countries may not be successful or may cause us to incur additional expenses sooner than initially planned. If we are not successful or incur such additional expenses sooner than expected, then our business and results of operations may be materially and adversely affected.

Historically, a significant portion of our revenue to customers outside of the United States had been derived from sales to a significant European distributor. We completed the termination of our relationship with such significant distributor in September 2011, and have transitioned to a direct sales force in Austria, Belgium, the Czech Republic, Denmark, France, Germany, Luxemburg, The Netherlands, Romania, Sweden, Switzerland and the United Kingdom.

We may be unable to successfully transition to a direct sales force in such countries, or to continue to successfully place, sell and service our products in such countries through a direct sales force, or to successfully ensure the growth of our direct sales force that may be needed in the future. In addition, we may incur significant additional expenses. Our efforts to successfully expand our direct sales strategy in Europe or the failure to achieve our sales objectives in Europe may adversely impact our revenues, results of operations, and financial condition and negatively impact our ability to sustain and grow our business in Europe.

If we fail to develop and retain our direct sales force, our business could suffer.

We have a direct sales force in the United States and in certain European countries. We also utilize a network of third-party distributors for sales outside of the United States. As we launch new products and increase our marketing efforts with respect to existing products, we will need to retain and develop our direct sales personnel to build upon their experience, tenure with our products, and their relationships with customers. There is significant competition for sales personnel experienced in relevant medical device sales. If we are unable to attract, motivate, develop, and retain qualified sales personnel and thereby grow our sales force, we may not be able to maintain or increase our revenues.

Our third-party distributors may not effectively distribute our products.

We depend in part on medical device distributors and strategic relationships for the marketing and selling of our products outside of the United States. We depend on these distributors’ efforts to market our products, yet we are unable to control their efforts completely. In addition, we are unable to ensure that our distributors comply with all applicable laws regarding the sale of our products. If our distributors fail to effectively market and sell our products, and in full compliance with applicable laws, our operating results and business may suffer.

If clinical trials of our current or future products do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere, we will be unable to commercialize these products.

We are currently conducting clinical trials. We will likely need to conduct additional clinical trials in the future to support new product approvals, or for the approval for new indications for the use of our products. Clinical testing is expensive, and typically takes many years, which carries an uncertain outcome. The initiation and completion of any of these studies may be prevented, delayed, or halted for numerous reasons, including, but not limited to, the following:

•	the FDA, institutional review boards or other regulatory authorities do not approve a clinical study protocol, force us to modify a previously approved protocol, or place a clinical study on hold;

•	patients do not enroll in, or enroll at the expected rate, or complete a clinical study;

•	patients or investigators do not comply with study protocols;

•	patients do not return for post-treatment follow-up at the expected rate;

•	patients experience serious or unexpected adverse side effects for a variety of reasons that may or may

•	not be related to our products such as the advanced stage of co-morbidities that may exist at the time of treatment, causing a clinical study to be put on hold;

•	sites participating in an ongoing clinical study may withdraw, requiring us to engage new sites;

•	difficulties or delays associated with establishing additional clinical sites;

•	third-party clinical investigators decline to participate in our clinical studies, do not perform the

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clinical studies on the anticipated schedule, or are inconsistent with the investigator agreement, clinical study protocol, good clinical practices, and other FDA and Institutional Review Board requirements;

•	third-party organizations do not perform data collection and analysis in a timely or accurate manner;

•	regulatory inspections of our clinical studies require us to undertake corrective action or suspend or terminate our clinical studies;

•	changes in federal, state, or foreign governmental statutes, regulations or policies;

•	interim results are inconclusive or unfavorable as to immediate and long-term safety or efficacy; or

•	the study design is inadequate to demonstrate safety and efficacy; or

•	do not meet the study endpoints.

Clinical failure can occur at any stage of the testing. Our clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical and/or non-clinical testing in addition to those we have planned. Our failure to adequately demonstrate the efficacy and safety of any of our devices would prevent receipt of regulatory clearance or approval and, ultimately, the commercialization of that device or indication for use.

We rely on a single vendor to supply specialized graft material for our product lines, and any disruption in the supply of such material could impair our ability to manufacture our products or meet customer demand for our products in a timely and cost effective manner.

Our reliance on a single source supplier exposes our operations to disruptions in supply caused by:

•	failure of our supplier to comply with regulatory requirements;

•	any strike or work stoppage;

•	disruptions in shipping;

•	a natural disaster caused by fire, flood or earthquakes; or

•	a supply shortage experienced by our single source supplier.

Although the supplier is a well-established vendor to the medical device industry and we retain a significant stock of the strata graft material, the occurrence of any of the above disruptions in supply or other unforeseen events that could cause a disruption in the supply from this single source supplier may cause us to halt, or experience a disruption in, manufacturing of AFX, Nellix, Xpand, and Ventana, which would adversely affect our business, financial condition, and results of operations.

If we are unable to protect our intellectual property, our business may be negatively affected.

The market for medical devices is subject to frequent litigation regarding patent and other intellectual property rights. It is possible that our patents or licenses may not withstand challenges made by others or protect our rights adequately.

Our success depends in large part on our ability to secure effective patent protection for our products and processes in the United States and internationally. We have filed and intend to continue to file patent applications for various aspects of our technology. However, we face the risks that:

•	we may fail to secure necessary patents prior to or after obtaining regulatory clearances, thereby permitting competitors to market competing products; and

•	our already-granted patents may be re-examined, re-issued or invalidated.

We also own trade secrets and confidential information that we try to protect by entering into confidentiality agreements with other parties. However, the confidentiality agreements may not be honored or, if breached, we may not have sufficient remedies to protect our confidential information. Further, our competitors may independently learn our trade secrets or develop similar or superior technologies. To the extent that our consultants, key employees or others apply technological information to our projects that they develop independently or others develop, disputes may arise regarding the ownership of proprietary rights to such information, and such disputes may not be resolved in our favor. If we are unable to protect our intellectual property adequately, our business and commercial prospects will likely suffer.

If our products or processes infringe upon the intellectual property of third parties, the sale of our products may be challenged and we may have to defend costly and time-consuming infringement claims.

We may need to engage in expensive and prolonged litigation to assert or defend any of our intellectual property rights or to determine the scope and validity of rights claimed by other parties. With no certainty as to the outcome, litigation could be too expensive for us to pursue. Our failure to prevail in such litigation or our failure to pursue litigation could result in the loss of our rights that could substantially hurt our business. In addition, the laws of some foreign countries do not protect our intellectual property rights to the same extent as the laws of the United States, if at all.

Our failure to obtain rights to intellectual property of third parties, or the potential for intellectual property litigation, could force us to do one or more of the following:

•	stop selling, making, or using products that use the disputed intellectual property;

•	obtain a license from the intellectual property owner to continue selling, making, licensing, or using products, which license may not be available on reasonable terms, or at all;

•	redesign our products, processes or services; or

•	subject us to significant liabilities to third parties.

If any of the foregoing occurs, we may be unable to manufacture and sell our products and may suffer severe financial harm. Whether or not an intellectual property claim is valid, the cost of responding to it, in terms of legal fees and expenses and the diversion of management resources, could harm our business.

We may face product liability claims that could result in costly litigation and significant liabilities.

Manufacturing and marketing of our commercial products, and clinical testing of our products under development, may expose us to product liability claims. Although we have, and intend to maintain, product liability insurance, the coverage limits of our insurance policies may not be adequate and one or more successful claims brought against us may have a material adverse effect on our business and results of operations. Additionally, adverse product liability actions could negatively affect our reputation, continued product sales, and our ability to obtain and maintain regulatory approval for our products.

Our ability to maintain our competitive position depends on our ability to attract and retain highly qualified personnel.

We believe that our continued success depends to a significant extent upon the efforts and abilities of our executive officers, particularly:

•	John McDermott, our Chief Executive Officer and Chairman of our Board of Directors;

•	Todd Abraham, our Vice President of Operations; and

•	Robert D. Mitchell, our President of International.

The loss of any of the foregoing individuals would harm our business. Our ability to retain our executive officers and other key employees, and our success in attracting and hiring additional skilled employees, will be critical to our future success.

Our manufacturing operations, research and development activities, and corporate headquarters, are currently based at a single location that may be at risk from earthquakes.

We currently conduct all of our manufacturing, development and management activities at a single location in Irvine, California, near known earthquake fault zones. Our finished goods inventory is split between our Irvine location and our distribution centers in Memphis, Tennessee and Tilburg, The Netherlands. We have taken precautions to safeguard our facilities, including insurance, health and safety protocols, and off-site storage of computer data. However, any future earthquake could cause substantial delays in our operations, damage or destroy our equipment or inventory, and cause us to incur additional expenses. An earthquake could seriously harm our business and results of operations. The insurance coverage we maintain may not be adequate to cover our losses in any particular case.

We are subject to credit risk from our accounts receivable related to our product sales, which include sales within European countries that are currently experiencing economic turmoil.

The majority of our accounts receivable arise from product sales in the United States. However, we also have significant receivable balances from customers within the European Union, Japan, Brazil, Argentina, and Mexico. Our accounts receivable in the United States are primarily due from public and private hospitals. Our accounts receivable outside of the United States are primarily due from independent distributors, and to a lesser extent, public and private hospitals. Our historical write-offs of accounts receivable have not been significant.

We monitor the financial performance and credit worthiness of our customers so that we can properly assess and respond to changes in their credit profile. Our independent distributors and sub-dealers operate in certain countries such as Greece and Italy, where economic conditions continue to present challenges to their businesses, and thus, could place in risk the amounts due to us from them. These distributors are owed amounts from public hospitals that are funded by their governments. Adverse financial conditions in these countries may continue, thus negatively affecting the length of time that it will take us to collect associated accounts receivable, or impact the likelihood of ultimate collection.

If any future acquisitions or business development efforts are unsuccessful, our business may be harmed.

As part of our business strategy to be an innovative leader in the treatment of aortic disorders, we may need to acquire other companies, technologies, and product lines in the future. Acquisitions involve numerous risks, including the following:

•	the possibility that we will pay more than the value we derive from the acquisition, which could result in future non-cash impairment charges;

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difficulties in integration of the operations, technologies, and products of the acquired companies, which may require significant attention of our management that otherwise would be available for the ongoing development of our business;

•	the assumption of certain known and unknown liabilities of the acquired companies; and

•	difficulties in retaining key relationships with employees, customers, partners, and suppliers of the acquired company.

In addition, we may invest in new technologies that may not succeed in the marketplace. If they are not successful, we may be unable to recover our initial investment, which could include the cost of acquiring the license, funding development efforts, acquiring products, or purchasing inventory. Any of these would negatively impact our future growth and cash reserves.

Risks Related to Our Financial Condition

We have a history of operating losses and may be required to obtain additional funds.

We have a history of operating losses and may need to seek additional capital in the future. Our cash requirements in the future may be significantly different from our current estimates and depend on many factors, including:

•	the results of our commercialization efforts for our existing and future products;

•	the need for additional capital to fund future development programs;

•	the costs involved in obtaining and enforcing patents or any litigation by third parties regarding intellectual property;

•	the establishment of high volume manufacturing and increased sales and marketing capabilities; and

•	our success in entering into collaborative relationships with other parties.

To finance these activities, we may seek funds through borrowings or through additional rounds of financing, including private or public equity or debt offerings and collaborative arrangements with corporate partners. We may be unable to raise funds on favorable terms, or at all.

During the recent economic instability, it has been difficult for many companies to obtain financing in the public markets or to obtain debt financing on commercially reasonable terms, if at all. In addition, the sale of additional equity or convertible debt securities could result in additional dilution to our stockholders. If we borrow additional funds or issue debt securities, these securities could have rights superior to holders of our common stock, and could contain covenants that will restrict our operations. We might have to obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to our technologies, product candidates, or products that we otherwise would not relinquish. If we do not obtain additional resources, our ability to capitalize on business opportunities will be limited, and the growth of our business will be harmed.

Changes in the credit environment may adversely affect our business and financial condition.

Our ability to enter into or maintain existing financing arrangements on acceptable terms could be adversely affected if there is a material decline in the demand for our products, or our customers become insolvent. Any deterioration in our key financial ratios, or non-compliance with financial covenants in existing credit agreements could also adversely affect our business and financial condition. While these conditions and the current economic instability have not meaningfully impaired our ability to access credit markets or our operations to date, continuing volatility in the global financial markets could increase borrowing costs or affect our ability to access the capital markets. Current or worsening economic conditions may also adversely affect the business of our customers, including their ability to pay for our products. This could result in a decrease in the demand for our products, longer sales cycles, slower adoption of new technologies, and increased price competition.

We have limited resources to invest in research and development and to grow our business and may need to raise additional funds in the future for these activities.

We believe that our growth will depend, in significant part, on our ability to develop new technologies for the treatment of AAA and other aortic disorders, and technology complementary to our current products. Our existing resources may not allow us to conduct all of the research and development activities that we believe would be beneficial for our future growth. As a result, we may need to seek funds in the future to finance these activities. If we are unable to raise funds on favorable terms, or at all, we may not be able to increase our research and development activities and the growth of our business may be negatively impacted.

Risks Related to Regulation of Our Industry

Healthcare policy changes, including recent federal legislation to reform the United States healthcare system, may have a material adverse effect on us.

In response to perceived increases in health care costs in recent years, there have been and continue to be proposals by the federal government, state governments, regulators and third-party payors to control these costs and, more generally, to reform the United States healthcare system. Certain of these proposals could limit the prices we are able to charge for our products or the amounts of reimbursement available for our products and could limit the acceptance and availability of our products. Moreover, as discussed below, recent federal legislation would impose significant new taxes on medical device makers such as us. The adoption of some or all of these proposals, including the recent federal legislation, could have a material adverse effect on our financial position and results of operations.

On March 23, 2010, President Obama signed the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act (the “PPACA”). The total cost imposed on the medical device industry by the PPACA may be up to approximately $20 billion over ten years. The PPACA includes, among other things, a deductible 2.3% excise tax on any entity that manufactures or imports medical devices offered for sale in the United States, with limited exceptions, effective January 1, 2013. This excise tax will result in a significant increase in the tax burden on our industry, and if any efforts we undertake to offset the excise tax are unsuccessful, the increased tax burden could have an adverse affect on our results of operations and cash flows. Other elements of the PPACA, including comparative effectiveness research, an independent payment advisory board, payment system reforms including shared savings pilots and other provisions, may significantly affect the payment for, and the availability of, healthcare services and result in fundamental changes to federal healthcare reimbursement programs, any of which may materially affect numerous aspects of our business.

Our future success depends on our ability to develop, receive regulatory clearance or approval for, and introduce new products or product enhancements that will be accepted by the market in a timely manner.

It is important to our business that we continue to build a more complete product offering for treatment of AAA and other aortic disorders. As such, our success will depend in part on our ability to develop and introduce new products. However, we may not be able to successfully develop and obtain regulatory clearance or approval for product enhancements, or new products, or these products may not be accepted by physicians or the payors who financially support many of the procedures performed with our products.

The success of any new product offering or enhancement to an existing product will depend on several factors, including our ability to:

•	properly identify and anticipate physicians and patient needs;

•	develop and introduce new products or product enhancements in a timely manner;

•	avoid infringing upon the intellectual property rights of third parties;

•	demonstrate, if required, the safety and efficacy of new products with data from preclinical studies and clinical trials;

•	obtain the necessary regulatory clearances or approvals for new products or product enhancements;

•	be fully FDA-compliant with marketing of new devices or modified products;

•	provide adequate training to potential users of our products;

•	receive adequate coverage and reimbursement for procedures performed with our products; and

•	develop an effective and FDA-compliant, dedicated marketing and distribution network.

If we do not develop new products or product enhancements in time to meet market demand or if there is insufficient demand for these products or enhancements, our results of operations will suffer.

Our business is subject to extensive governmental regulation that could make it more expensive and time consuming for us to introduce new or improved products.

Our products must comply with regulatory requirements imposed by the FDA in the United States, and similar agencies in foreign jurisdictions. These requirements involve lengthy and detailed laboratory and clinical testing procedures, sampling activities, an extensive agency review process, and other costly and time-consuming procedures. It often takes several years to satisfy these requirements, depending on the complexity and novelty of the product. We also are subject to numerous additional licensing and regulatory requirements relating to safe working conditions, manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances. Some of the most important requirements we face include:

•	FDA Regulations (Title 21 CFR);

•	European Union CE mark requirements;

•	Medical Device Quality Management System Requirements (ISO 13485:2003);

•	Occupational Safety and Health Administration requirements; and

•	California Department of Health Services requirements.

Government regulation may impede our ability to conduct continuing clinical trials and to manufacture our existing and future products. Government regulation also could delay our marketing of new products for a considerable period of time and impose costly procedures on our activities. The FDA and other regulatory agencies may not approve any of our future products on a timely basis, if at all. Any delay in obtaining, or failure to obtain, such approvals could negatively impact our marketing of any proposed products and reduce our product revenues.

Our products remain subject to strict regulatory controls on manufacturing, marketing and use. We may be forced to modify or recall our product after release in response to regulatory action or unanticipated difficulties encountered in general use. Any such action could have a material effect on the reputation of our products and on our business and financial position.

Further, regulations may change, and any additional regulation could limit or restrict our ability to use any of our technologies, which could harm our business. We could also be subject to new international, federal, state or local regulations that could affect our research and development programs and harm our business in unforeseen ways. If this happens, we may have to incur significant costs to comply with such laws and regulations, which will harm our results of operations.

The misuse or off-label use of our products may harm our image in the marketplace; result in injuries that lead to product liability suits, which could be costly to our business; or result in FDA sanctions if we are deemed to have engaged in such promotion.

The products we currently market have been cleared by the FDA for specific treatments and anatomies. We cannot, however, prevent a physician from using our products outside of those indications cleared for use, known as “off-label” use. There may be increased risk of injury if physicians attempt to use our products off-label. We train our sales force to not promote our products for off-label uses. Furthermore, the use of our products for indications other than those cleared by the FDA may not effectively treat such conditions, which could harm our reputation in the marketplace among physicians and patients.

Physicians may also misuse our products or use improper techniques if they are not adequately trained, potentially leading to injury and an increased risk of product liability. If our products are misused or used with improper technique, we may become subject to costly litigation by our customers or their patients. Product liability claims could divert management’s attention from our core business, be expensive to defend, and result in sizable damage awards against us that may not be covered by insurance. If we are deemed by the FDA to have engaged in the promotion of our products for off-label use, we could be subject to FDA prohibitions on the sale or marketing of our products or significant fines and penalties, and the imposition of these sanctions could also affect our reputation and position within the industry. Any of these events could harm our business and results of operations and cause our stock price to decline.

Our products may in the future be subject to product recalls or voluntary market withdrawals that could harm our reputation, business and financial results.

The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture that could affect patient safety. In the case of the FDA, the authority to require a recall must be based on an FDA finding that there is a reasonable probability that the device would cause serious adverse health consequences or death. Manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found or suspected. A government-mandated recall or voluntary recall by us or one of our distributors could occur as a result of component failures, manufacturing errors, design or labeling defects or other issues. Recalls, which include corrections as well as removals, of any of our products would divert managerial and financial resources and could have an adverse effect on our financial condition, harm our reputation with customers, and reduce our ability to achieve expected revenues.

We are required to comply with medical device reporting (“MDR”) requirements and must report certain malfunctions, deaths, and serious injuries associated with our products, which can result in voluntary corrective actions or agency enforcement actions.

Under the FDA MDR regulations, medical device manufacturers are required to submit information to the FDA when they receive a report or become aware that a device has or may have caused or contributed to a death or serious injury or has or may have a malfunction that would likely cause or contribute to death or serious injury if the malfunction were to recur. All manufacturers placing medical devices on the market in the European Economic Area are legally bound to report any serious or potentially serious incidents involving devices they produce or sell to the regulatory agency, or Competent Authority, in whose jurisdiction the incident occurred. Were this to happen to us, the relevant regulatory agency would file an initial report, and there would then be a further inspection or assessment if there are particular issues.

Malfunction of our products could result in future voluntary corrective actions, such as recalls, including corrections, or customer notifications, or agency action, such as inspection or enforcement actions. If malfunctions do occur, we may be unable to correct the malfunctions adequately or prevent further malfunctions, in which case we may need to cease manufacture and distribution of the affected products, initiate voluntary recalls, and redesign the products. Regulatory authorities may also take actions against us, such as ordering recalls, imposing fines, or seizing the affected products. Any corrective action, whether voluntary or involuntary, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

We may be subject to federal, state and foreign healthcare fraud and abuse laws and regulations, and a finding of failure to comply with such laws and regulations could have a material adverse effect on our business.

Our operations may be directly or indirectly affected by various broad federal, state or foreign healthcare fraud and abuse laws. In particular, the federal Anti-Kickback Statute prohibits any person from knowingly and willfully offering, paying, soliciting or receiving remuneration, directly or indirectly, in return for or to induce the referring, ordering, leasing, purchasing or arranging for or recommending the ordering, purchasing or leasing of an item or service, for which payment may be made under federal healthcare programs, such as the Medicare and Medicaid programs. We are also subject to the federal HIPAA statute, which created federal criminal laws that prohibit executing a scheme to defraud any health care benefit program or making false statements relating to health care matters, and federal “sunshine” laws that require transparency regarding financial arrangements with health care providers, such as the reporting and disclosure requirements imposed by PPACA on drug manufacturers regarding any “transfer of value” made or distributed to prescribers and other health care providers.

In addition, the federal False Claims Act prohibits persons from knowingly filing, or causing to be filed, a false claim to, or the knowing use of false statements to obtain payment from the federal government. Suits filed under the False Claims Act, known as “qui tam” actions, can be brought by any individual on behalf of the government and such individuals, commonly known as “whistleblowers,” may share in any amounts paid by the entity to the government in fines or settlement. When an entity is determined to have violated the False Claims Act, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties for each separate false claim. Various states have also enacted laws modeled after the federal False Claims Act.

Many states have also adopted laws similar to each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers as well as laws that restrict our marketing activities with physicians, and require us to report consulting and other payments to physicians. Some states mandate implementation of commercial compliance programs to ensure compliance with these laws. We also are subject to foreign fraud and abuse laws, which vary by country.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us now or in the future, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from governmental health care programs, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our financial results.

Risks Related to the Notes and Our Common Stock

The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.

The notes will rank senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated; effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes will not prohibit us from incurring additional senior debt or secured debt, nor will it prohibit any of our subsidiaries from incurring additional liabilities.

We are party to a revolving credit facility with Wells Fargo Bank, whereby we may borrow up to $20.0 million, subject to the calculation and limitation of a borrowing base (the “Wells Credit Facility”). As of September 30, 2013, we did not have any outstanding indebtedness under the Wells Credit Facility. The Wells Credit Facility is secured by all of our assets other than our intellectual property. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been $75.0 million.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

Our ability to make scheduled payments of the principal of, to pay interest on, to pay any cash due upon conversion of or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Recent regulatory actions may adversely affect the trading price and liquidity of the notes.

We expect that investors in, and potential purchasers of, the notes may employ, or seek to employ, an arbitrage strategy with respect to the notes. Investors that employ an arbitrage strategy with respect to the notes typically implement that strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while they hold the notes. Investors may also implement this hedging strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The Securities and Exchange Commission (“SEC”) and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock), including Rule 201 of SEC regulation SHO, the Financial Industry Regulatory Authority, Inc.’s “Limit Up-Limit Down” program, market-wide circuit breaker systems that halt trading of stock for certain periods following specific market declines, and rules stemming from the enactment and implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Past regulatory actions, including emergency actions or regulations, have had a significant impact on the trading prices and liquidity of equity-linked instruments. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock could similarly adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes. This may result in greater volatility in the trading price of the notes than would be expected for non-convertible debt securities.

We will continue to have the ability to incur debt, including secured debt, after this offering; if we incur substantial additional debt, these higher levels of debt may affect our ability to pay the principal of and interest on the notes.

Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. The indenture governing the notes does not restrict our ability to incur additional indebtedness or require us to maintain financial ratios or specified levels of net worth or liquidity. If we incur substantial additional indebtedness in the future, these higher levels of indebtedness may affect our ability to pay the principal of and interest on the notes, or any fundamental change purchase price or any cash due upon conversion, and our creditworthiness generally.

The adjustment to the conversion rate for notes converted in connection with a make-whole adjustment event may not adequately compensate you for any lost value of your notes as a result of such transaction.

Following a make-whole adjustment event, if a holder elects to convert its notes in connection with such corporate transaction or notice of redemption, as applicable, we will increase the conversion rate by an additional number of shares of our common stock upon conversion in certain circumstances. The increase in the conversion rate will be determined based on the date on which the make-whole adjustment event occurs or becomes effective or the redemption date (in the case of a make-whole adjustment event that results from a delivery of a redemption notice) and the price paid (or deemed to be paid) per share of our common stock in the make-whole adjustment event, as described below under “Description of the Notes—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event.” The adjustment to the conversion rate for notes converted in connection with a make-whole adjustment event may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price paid (or deemed to be paid) per share of our common stock in the make-whole adjustment event is greater than $         per share or less than $         per share (in each case, subject to adjustment), no increase in the conversion rate will be made.

Our obligation to increase the conversion rate upon the occurrence of a make-whole adjustment event could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

We may not have the ability to raise the funds necessary to settle conversions of the notes or purchase the notes as required upon a fundamental change, and our existing debt contains, and our future debt may contain, limitations on our ability to pay cash upon conversion or purchase of the notes.

Following a fundamental change as described under “Description of the Notes—Purchase of Notes at Your Option upon a Fundamental Change,” holders of notes will have the right to require us to purchase their notes for cash. A fundamental change may also constitute an event of default or prepayment under, and result in the acceleration of the maturity of, our then-existing indebtedness. In addition, upon conversion of the notes, unless we settle our conversion obligation in solely shares of our common stock (other than cash in lieu of any fractional share), we will be required to make cash payments in respect of the notes being surrendered for conversion as described under “Description of the Notes—Conversion of Notes—Settlement upon Conversion.” We may, at any time prior to the final settlement method election date, irrevocably elect to satisfy our conversion obligation with respect to each subsequent conversion date in a combination of cash and shares of our common stock, if any, with a particular “specified dollar amount” (as defined below), in which case we will no longer be permitted to settle the corresponding portion of our conversion obligation in shares of our common stock. We cannot assure you that we will have sufficient financial resources, or will be able to arrange financing, to pay the fundamental change purchase price in cash with respect to any notes surrendered by holders for purchase upon a fundamental change or make cash payments upon conversions. In addition, restrictions in our then existing credit facilities or other indebtedness, if any, may not allow us to purchase the notes upon a fundamental change or make cash payments upon conversions of the notes. Specifically, pursuant to the terms of our existing credit facility, we must meet certain financial conditions when we make any cash payment under the notes. We will be prohibited from purchasing the notes upon a fundamental change or making cash payments upon conversions of the notes if we fail to comply with such financial covenants. Our failure to purchase the notes upon a fundamental change or make cash payments upon conversions thereof when required would result in an event of default with respect to the notes which could, in turn, constitute a default under the terms of our other indebtedness, if any. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and purchase the notes or make cash payments upon conversions thereof.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to purchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to purchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of certain transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us would not constitute a fundamental change requiring us to repurchase the notes. In addition, holders may not be entitled to require us to purchase their notes upon a fundamental change in certain circumstances involving a significant change in the composition of our board. In the event of any such transaction, holders of the notes would not have the right to require us to purchase their notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting holders of the notes.

The conditional conversion feature of the notes could result in your receiving less than the consideration into which the notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding September 15, 2018, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the consideration into which the notes would otherwise be convertible.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert their notes at any time during specified periods at their option. See “Description of the Notes—Conversion of Notes.” If one or more holders elect to convert their notes, unless we satisfy our conversion obligation by delivering solely shares of our common stock (other than cash in lieu of any fractional share), we would be required to settle all or a portion of our conversion obligation through the payment of cash, which could adversely affect our liquidity. We may, at any time prior to the final settlement method election date, irrevocably elect to satisfy our conversion obligation with respect to each subsequent conversion date in cash or in a combination of cash and shares of our common stock, if any, with a particular specified dollar amount, in which case we will no longer be permitted to settle the corresponding portion of our conversion obligation in shares of our common stock. Furthermore, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, is the subject of recent changes that could have a material effect on our reported financial results.

In May 2008, the Financial Accounting Standards Board, which we refer to as FASB, issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which has subsequently been codified as Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20. Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the market price of our common stock and the trading price of the notes.

In addition, under certain circumstances, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and other equity awards. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

The notes may not have an active market, and the price may be volatile, so you may be unable to sell your notes at the price you desire or at all.

The notes are a new issue of securities for which there is currently no active trading market. We cannot assure you that a liquid market will develop for the notes, that you will be able to sell any of the notes at a particular time (if at all) or that the prices you receive if or when you sell the notes will be above their initial offering price. In addition, we do not intend to apply to list the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion and without notice. Future trading prices of the notes on any market that may develop will depend on many factors, including our operating performance and financial condition, prevailing interest rates, the market for similar securities and general economic conditions.

Moreover, even if you are able to sell your notes, you may not receive a favorable price for your notes. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, the price of our common stock and the market for similar securities. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions that may have a negative effect on the holders of the notes, regardless of our prospects or financial performance.

Any adverse rating of the notes may negatively affect the trading price and liquidity of the notes and the price of our common stock.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to assign the notes a rating lower than the rating expected by investors or were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announce its intention to put the notes on credit watch, the trading price or liquidity of the notes and the price of our common stock could decline.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance to all or substantially all holders of our common stock of stock dividends, certain rights, options or warrants, capital stock, indebtedness, assets or cash, and subdivisions and combinations of our common stock, and certain issuer tender or exchange offers as described under “Description of the Notes—Conversion of Notes—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or the common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

The notes are not protected by restrictive covenants.

The indenture governing the notes will not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture will not contain covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change except as described under “Description of the Notes—Purchase of Notes at Your Option upon a Fundamental Change” and “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event.” We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes and shares of our common stock but may not constitute a fundamental change that permits holders to require us to purchase their notes or a make-whole adjustment event that would require an increase in the conversion rate for notes converted in connection therewith. For these reasons, you should not consider the covenants in the indenture or the fundamental change purchase and make-whole adjustment features of the notes as significant factors in evaluating whether to invest in the notes.

To the extent we issue shares of our common stock to satisfy all or a portion of our conversion obligation, conversions of the notes will dilute the ownership interest of our existing stockholders, including holders who had previously converted their notes.

To the extent we issue shares of our common stock to satisfy all or a portion of our conversion obligation, the conversion of some or all of the notes will dilute the ownership interests of our existing stockholders. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.

If you hold notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock to the extent the consideration due upon conversion includes shares of our common stock.

To the extent we issue shares of our common stock to satisfy all or a portion of our conversion obligation, holders who convert their notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) until the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than cash in lieu of any fractional share)) or the last trading day of the relevant conversion period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval, a holder of notes will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, unless our common stock has been replaced by reference property consisting solely of cash, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume-weighted average prices of our common stock for each trading day in a 25 trading-day conversion period. As described under “Description of the Notes—Conversion of Notes—Settlement upon Conversion,” this period would be (i) if the relevant conversion date occurs prior to the 55th scheduled trading day prior to the stated maturity date, the 25 consecutive trading-day period beginning on, and including, the third trading day after such conversion date; and (ii) if the relevant conversion date occurs on or after the 55th scheduled trading day prior to the stated maturity date, the 25 consecutive trading days beginning on, and including, the 27th scheduled trading day immediately preceding the stated maturity date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average of the volume-weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

If we elect to satisfy our conversion obligation in solely shares of our common stock upon conversion of the notes (other than cash in lieu of any fractional share), we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the third business day following the relevant conversion date. However, if you convert your notes after the regular record date immediately preceding the stated maturity date, unless our common stock has been replaced by reference property consisting solely of cash, we will settle our conversion obligation by delivering shares of our common stock, together with cash for any fractional share, on the stated maturity date, which, depending on when you convert the notes, may not be the third business day following the conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The fundamental change purchase feature of the notes may delay or prevent an otherwise beneficial attempt to take over our company.

The terms of the notes require us to offer to purchase the notes for cash in the event of a fundamental change. A non-stock takeover of our company may trigger the requirement that we purchase the notes. This feature may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole adjustment event occurs, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole adjustment event. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Income Tax Considerations.” If you are a Non-United States Holder (as defined in “Material U.S. Federal Income Tax Considerations”), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be withheld from subsequent payments on the notes. Under proposed regulations relating to certain “dividend equivalent” payments, an adjustment to the conversion rate of the notes as a result of a dividend on our common stock may be subject to withholding tax at a different time or in a different amount than the withholding tax otherwise imposed on dividends and constructive dividends. See “Material U.S. Federal Income Tax Considerations.”

The capped call transactions may affect the value of the notes and our common stock.

In connection with the pricing of the notes, we expect to enter into a capped call transaction with BofA. If the underwriters exercise their over-allotment option, we may enter into an additional capped call transaction with BofA. The capped call transactions are expected to generally reduce the potential dilution and/or offset potential cash payments we are required to make in excess of the principal amount upon conversion of the notes.

In connection with establishing its initial hedge of the capped call transactions, BofA (or an affiliate thereof) expects to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, BofA (or an affiliate thereof) may modify its hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and is likely to do so during any conversion period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any conversion period related to a conversion of notes, it could affect the amount and value of the consideration that you will receive upon conversion of the notes.

In addition, if any such capped call transaction fails to become effective, whether or not this offering of notes is completed, BofA (or an affiliate thereof) may unwind its hedge position with respect to our common stock, which could adversely affect the value of our common stock and, if the notes have been issued, the value of the notes.

We are subject to counterparty risk with respect to the capped call transactions.

BofA is a financial institution, and we will be subject to the risk that BofA might default under the capped call transactions. Our exposure to the credit risk of BofA will not be secured by any collateral. Recent global economic conditions have resulted in the actual or perceived failure or financial difficulties of many financial institutions, including the bankruptcy filing by Lehman Brothers Holdings Inc. and its various affiliates. If BofA becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under our transactions with BofA. Our exposure will depend on many factors but, generally, the increase in our exposure will be correlated to the increase in the market price and in the volatility of our common stock. In addition, upon a default by BofA, we may suffer adverse tax consequences and more dilution than we currently anticipate with respect to our common stock. We can provide no assurances as to the financial stability or viability of BofA.

We will be obligated to issue additional shares of our common stock to the former stockholders of Nellix as a result of our satisfaction of certain milestones set forth in the merger agreement with Nellix and the other parties thereto, resulting in stock ownership dilution.

Under the terms of the merger agreement with Nellix and the other parties thereto, we agreed to issue additional shares of our common stock to the former stockholders of Nellix as contingent consideration upon our satisfaction of one or both of two milestones related to the Nellix System and described in the merger agreement, or upon a change of control of our company prior to our completion of one or both milestones. The maximum aggregate number of shares of our common stock issuable to the Nellix stockholders upon our achievement of both milestones, or upon a change of control of our company prior to our achievement of both milestones, assuming the average per share closing price of our common stock (as determined under the terms of the Nellix merger agreement) at such time is less than or equal to $3.50, is 10.2 million shares.

Issuing additional shares of our common stock to the former stockholders in satisfaction of contingent consideration will dilute the ownership interests of holders of our common stock on the dates of such issuances. If we are unable to realize the strategic, operational and financial benefits anticipated from our acquisition of Nellix, our stockholders may experience dilution of their ownership interests in our company upon any such future issuances of shares of our common stock without receiving any commensurate benefit.

Our operating results may vary significantly from quarter to quarter, which may negatively impact our stock price in the future.

Our quarterly revenues and results of operations may fluctuate due to, among others, the following reasons:

•	physician acceptance of our products;

•	the conduct and results of clinical trials;

•	the timing and expense of obtaining future regulatory approvals;

•	fluctuations in our expenses associated with expanding our operations;

•	the introduction of new products by our competitors;

•	supplier, manufacturing or quality problems with our devices;

•	the timing of stocking orders from our distributors;

•	changes in our pricing policies or in the pricing policies of our competitors or suppliers; and

•	changes in third-party payors’ reimbursement policies.

Because of these and possibly other factors, it is likely that in some future period our operating results will not meet investor expectations or those of public market analysts.

Any unanticipated change in revenues or operating results is likely to cause our stock price to fluctuate since such changes reflect new information available to investors and analysts. New information may cause investors and analysts to revalue our business, which could cause a decline in the trading price of our stock.

The price of our stock may fluctuate unpredictably in response to factors unrelated to our operating performance.

The stock market periodically experiences significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These broad market fluctuations may cause the market price of our common stock to drop. In particular, the market price of securities of small medical device companies, like ours, has been very unpredictable and may vary in response to:

•	announcements by us or our competitors concerning technological innovations;

•	introductions of new products;

•	FDA and foreign regulatory actions;

•	developments or disputes relating to patents or proprietary rights;

•	failure of our results of operations to meet the expectations of stock market analysts and investors;

•	changes in stock market analyst recommendations regarding our common stock;

•	changes in healthcare policy in the U.S. or other countries; and

•	general stock market conditions and other factors unrelated to our operating performance.

Trading in our stock over the last twelve months has been limited, so investors may not be able to sell as much stock as they wish at prevailing prices.

The average daily trading volume in our common stock for the twelve months ended November 30, 2013 was approximately 444,142 shares. If limited trading in our stock continues, it may be difficult for investors to sell their shares in the public market at any given time at prevailing prices. Moreover, the market price for shares of our common stock may be made more volatile because of the relatively low volume of trading in our common stock. When trading volume is low, significant price movement can be caused by the trading of a relatively small number of shares. Volatility in our common stock could cause stockholders to incur substantial losses.

Some provisions of our charter documents and Delaware law may make takeover attempts difficult, which could depress the price of our stock and inhibit one’s ability to receive a premium price for their shares.

Provisions of our amended and restated certificate of incorporation could make it more difficult for a third party to acquire control of our business, even if such change in control would be beneficial to our stockholders. Our amended and restated certificate of incorporation allows our board of directors to issue up to five million shares of preferred stock and to fix the rights and preferences of such shares without stockholder approval. Any such issuance could make it more difficult for a third party to acquire our business and may adversely affect the rights of our stockholders. In addition, our board of directors is divided into three classes for staggered terms of three years. We are also subject to anti-takeover provisions under Delaware law, each of which could delay or prevent a change of control. Together these provisions may delay, deter or prevent a change in control of us, adversely affecting the market price of our common stock.

We do not anticipate declaring any cash dividends on our common stock.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. Our revolving credit facility contains restrictions prohibiting us from paying any cash dividends without the lender’s prior approval. If we do not pay dividends, a return on one’s investment may only occur if our stock price rises above the price it was purchased.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of the notes of approximately $         million (or approximately $         million if the underwriters exercise their option to purchase additional notes in full), after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use approximately $        million of the net proceeds of this offering to fund payment of the cost of the capped call transactions described below that we expect to enter into with Bank of America, N.A. (“BofA”), an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated. See “Description of Capped Call Transactions.” If the underwriters exercise their option to purchase additional notes, we may use a portion of the net proceeds from the sale of additional notes to fund our entry into additional capped call transactions with BofA.

We intend to apply the remaining net proceeds of this offering for general corporate purposes, including working capital, continued investment in geographic expansion, research and development and clinical studies. We reserve the right, at our sole discretion, to reallocate our use of proceeds in response to these and other factors. Accordingly, our management will have significant flexibility in applying these proceeds. Until we use the net proceeds of this offering, we intend to invest the funds in short term, interest bearing instruments or other investment grade securities.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is listed on The NASDAQ Global Select Market under the symbol “ELGX.” The last reported sale price of our common stock on The NASDAQ Global Select Market on December 2, 2013 was $18.48 per share. As of November 29, 2013, there were 210 holders of record of our common stock.

The following table shows the high and low closing sale prices for our common stock as reported by the NASDAQ Global Select Market during the periods indicated:

	High	Low
Year Ended December 31, 2011
First Quarter	$7.26	$5.50
Second Quarter	$9.30	$6.72
Third Quarter	$11.17	$7.64
Fourth Quarter	$11.95	$10.00
Year Ended December 31, 2012
First Quarter	$14.65	$11.31
Second Quarter	$15.44	$13.23
Third Quarter	$15.51	$11.15
Fourth Quarter	$14.66	$12.11
Year Ended December 31, 2013
First Quarter	$16.15	$15.06
Second Quarter	$15.02	$13.28
Third Quarter	$16.14	$15.70
Fourth Quarter (through December 2, 2013)	$18.48	$16.10

DIVIDEND POLICY

We have never paid any dividends. We currently intend to retain all earnings, if any, for use in the expansion of our business and therefore do not anticipate paying any dividends in the foreseeable future. Additionally, the terms of our credit facility with Wells Fargo Bank prohibit us from paying cash dividends without their consent.

RATIO OF EARNINGS TO FIXED CHARGES

Our earnings were insufficient to cover fixed charges in each of the years in the five-year period ended December 31, 2012 and in the nine months ended September 30, 2013. For the periods indicated in the foregoing sentence, we had no outstanding shares of preferred stock with required dividend payments. Our deficiency of earnings available to cover fixed charges for the years ended December 31, 2012, 2011, 2010, 2009 and 2008 and the nine months ended September 30, 2013 was, in each case, $(35,243,000), $(28,816,000), $(4,384,000), $(2,413,000), $(11,992,000) and $(12,288,000), respectively. Since earnings were insufficient to cover fixed charges for the five-year period ended December 31, 2012 and the nine months ended September 30, 2013, we are unable to provide ratios of earnings to fixed charges for each respective period.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2013:

•	on an actual basis; and

•

as adjusted to give effect to the issuance and sale of the notes being offered by us in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (assuming no exercise of the underwriters’ option to purchase additional notes).

This table should be read in conjunction with our consolidated financial statements and accompanying notes and other consolidated financial data incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2013
(in thousands, except for share and per share data)	Actual	As Adjusted
Cash and cash equivalents (1)	$49,486	$
Long-term debt, including current portion
Convertible senior notes offered hereby (2)	—		75,000

Total long-term debt	—		75,000

Stockholders’ equity
Convertible preferred stock, par value $0.001 per share: 5,000,000 shares authorized; no shares issued and outstanding	—		—
Common stock, par value $0.001 per share: 75,000,000 shares authorized; 63,420,674 shares issued and outstanding	63		63
Additional paid-in capital (1)(2)	306,291
Accumulated deficit	(212,669)		(212,669)
Accumulated other comprehensive loss	(586)		(586)

Total stockholders’ equity (1)	93,099

Total capitalization (1)	$93,099	$

(1)	Does not include our entry into the capped call transactions, including our payment of approximately $ million to BofA, as described under “Description of the Capped Call Transactions,” which will result in a reduction to our cash and cash equivalents, additional paid-in capital, stockholders’ equity and total capitalization.
(2)	In accordance with ASC 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer’s nonconvertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component accretes up to the principal amount over the expected term of the debt. ASC 470-20 (additional paid-in capital) does not affect the actual amount that we are required to repay, and the amount shown in the table above for the notes is the aggregate principal amount of the notes and does not reflect the debt discount, fees and expenses that we will be required to recognize.

The number of shares of our common stock in the table above excludes:

•

an aggregate of 4,750,803 shares of our common stock issuable upon exercise of outstanding stock options issued under our equity compensation plans at a weighted average exercise price of $7.30 per share;

•	an aggregate of 490,959 shares of our common stock reserved for issuance in connection with restricted stock units issued under our equity compensation plans;

•	an additional 2,863,987 shares of our common stock available for future grants under our equity compensation plans;

•

shares of common stock we may be required to issue to the former stockholders of Nellix as contingent consideration for meeting certain milestones pursuant to the terms of the merger agreement with Nellix and the other parties thereto; and

•	shares of common stock initially issuable in connection with conversion of the notes offered hereby.

All applicable share, per share and related information in this prospectus supplement speaks as of September 30, 2013, unless otherwise indicated.

DESCRIPTION OF THE NOTES

We will issue the notes under a base indenture to be dated as of December     , 2013 (the “indenture”) between us and Wells Fargo Bank, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture with respect to the notes, to be dated the date of initial issuance of the notes. In this section, we refer to the base indenture (the “base indenture”), as supplemented by the supplemental indenture (the “supplemental indenture”), collectively as the “indenture.” This description of the notes supplements and, to the extent it is inconsistent with, replaces the description of the general provisions of the notes in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following summarizes the material provisions of the notes and the indenture but does not purport to be complete and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in those documents. We urge you to read the indenture and the form of certificate evidencing the notes in their entirety, because they, and not this description, define your rights as a holder of the notes. You may request a copy of these documents at our address shown under “Where You Can Find Additional Information.”

In this section entitled “Description of the Notes,” when we refer to “Endologix,” “we,” “our” or “us,” we are referring to Endologix, Inc. and not to any of its subsidiaries.

General

We will issue $75,000,000 (or $86,250,000 if the underwriters exercise their over-allotment option in full) aggregate principal amount of notes. We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination thereof at our election as described below under “—Conversion of Notes—Settlement upon Conversion.” The notes will be issued only in denominations of $1,000 and in integral multiples of $1,000. The notes will mature on December 15, 2018, unless earlier converted by you, redeemed by us or purchased by us at your option upon the occurrence of a fundamental change (as defined below).

Neither we nor our subsidiaries are restricted from paying dividends, incurring debt or issuing or repurchasing our securities under the indenture. In addition, there are no financial covenants in the indenture. You are not protected by the indenture in the event of a highly leveraged transaction, a change in control involving us or a termination in the trading of our common stock, except to the extent described under “—Purchase of Notes at Your Option upon a Fundamental Change” and “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event.” The notes are not guaranteed by any of our subsidiaries.

We may from time to time, without the consent of the holders, reopen the indenture and issue additional notes under the indenture with the same terms (other than date of issuance and, in some cases, date from which interest will initially accrue) as the notes offered hereby in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. The notes offered hereby and any such additional notes would be treated as a single class for all purposes under the indenture and would vote together as one class on all matters with respect to the notes. We do not intend to list the notes on any securities exchange or automated dealer quotation system.

Ranking

The notes will be our senior unsecured obligations and will be:

•	senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the notes;

•	equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated;

•	effectively junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries.

We are party to a revolving credit facility with Wells Fargo Bank, whereby we may borrow up to $20.0 million, subject to the calculation and limitation of a borrowing base (the “Wells Credit Facility”). As of September 30, 2013, we did not have any outstanding indebtedness under the Wells Credit Facility. The Wells Credit Facility is secured by all of our assets other than our intellectual property. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been $75.0 million.

Optional Redemption

We may not redeem the notes prior to December 15, 2016. On or after December 15, 2016, we may redeem for cash all or any portion of the notes, at our option, except for the notes that we are required to repurchase as provided under “—Purchase of Notes at Your Option Upon a Fundamental Change,” but only if the closing sale price (as defined below) of our common stock for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the second trading day immediately preceding the date on which we provide notice of redemption, exceeds 130% of the conversion price on each applicable trading day.

The redemption price for the notes to be redeemed on any redemption date will equal:

•	100% of the principal amount of the notes being redeemed, plus

•	accrued and unpaid interest, if any, to, but excluding, the redemption date,

unless the redemption date falls after a regular record date for the payment of interest but on or prior to the related interest payment date, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date and the redemption price will equal 100% of the principal amount of notes being redeemed. The redemption date must be a business day.

We will give written notice of redemption to the trustee and holders of notes not less than 30 scheduled trading days nor more than 60 calendar days immediately preceding the redemption date. The notice of redemption will state certain specified information, including:

•	the redemption date;

•	the redemption price;

•	that holders may surrender their notes for conversion at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date;

•

the conversion rate and, if applicable, any additional shares to be added to the conversion rate as described under “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event” below; and

•	the procedures required for exercise of a holder’s right to convert its notes.

In addition, we will issue a press release containing the relevant information (and make the press release available on our website).

If we do not redeem all of the notes, the trustee will select the notes to be redeemed in principal amounts of $1,000 or integral multiples of $1,000 in accordance with the procedures of DTC or if DTC does not prescribe a method of selection, on a pro rata basis, by lot or in accordance with any such method as the trustee deems fair and appropriate. If the trustee selects a portion of a holder’s notes for partial redemption and such holder converts a portion of such note, the converted portion will be deemed to be from the portion selected for redemption. If any notes are to be redeemed in part only, we will issue new notes in principal amount equal to the unredeemed principal portion thereof.

No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date.

No sinking fund is provided for the notes.

Interest

We will pay interest on the notes at a rate of     % per annum, payable semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a business day, the immediately following business day (each, an “interest payment date”), commencing June 15, 2014, to holders of record at the close of business on the preceding June 1 and December 1, respectively. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from December , 2013 or from the most recent date to which interest has been paid or duly provided for. A “business day” is any day other than (x) a Saturday, (y) a Sunday or (z) a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

All references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Conversion of Notes

General

Subject to the conditions described below, you may convert all or any portion of your notes at an initial conversion rate of             shares of our common stock per $1,000 aggregate principal amount of notes (equivalent to an initial conversion price of approximately $        per share of common stock). The conversion rate and the corresponding conversion price will be subject to adjustment as described below under “—Conversion Rate Adjustments” and “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event.” The conversion price of a note at any time is equal to $1,000 divided by the conversion rate in effect at such time. Accordingly, an adjustment to the conversion rate will result in a corresponding (but inverse) adjustment to the conversion price. A holder may convert fewer than all of such holder’s notes so long as the notes converted are in an integral multiple of $1,000 principal amount.

Holders may surrender all or any portion of their notes for conversion at any time until the close of business on the business day immediately preceding the free convertibility date (as defined under “—Conversions on or after the Free Convertibility Date”), and receive the consideration described below under “—Settlement upon Conversion,” only upon satisfaction of one or more of the conditions described below. However, on and after the free convertibility date, holders may surrender all or any portion of their notes for conversion at any time until the close of business on the second scheduled trading day immediately preceding the stated maturity date regardless of whether any of these conditions are satisfied.

We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination thereof at our election as described below under “—Settlement upon Conversion.” If we satisfy our conversion obligation solely in cash or a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a “daily conversion value” calculated for each trading day in the applicable 25 trading-day “conversion period” (each as defined below under “—Settlement upon Conversion”).

Upon conversion of a note, a holder will not receive any additional cash payment for accrued and unpaid interest, if any, unless such holder is the holder on a regular record date and such conversion occurs between such regular record date and the interest payment date to which it relates as described below, and we will not adjust the conversion rate to account for accrued and unpaid interest. Except as described below, our settlement of conversions as described below under “—Settlement upon Conversion” will be deemed to satisfy our obligation to pay the principal amount of the note and accrued and unpaid interest, if any, to, but not including, the conversion date. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion, except as described below.

Holders of notes at the close of business on a regular record date will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of such notes at any time after the close of business on the applicable regular record date. Notes surrendered for conversion by a holder after the close of business on any regular record date but prior to the next interest payment date must be accompanied by payment of an amount equal to the interest that will be payable on the notes; provided, however, that no such payment need be made (1) if we have specified a fundamental change purchase date that is after a regular record date and on or prior to the corresponding interest payment date, (2) if we have specified a redemption date that is after a regular record date and on or prior to the second scheduled trading day after the corresponding interest payment date, (3) with respect to any notes surrendered for conversion following the regular record date immediately preceding the stated maturity date or (4) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such notes. As a result of the foregoing, (i) we will pay interest on the maturity date on all notes converted after the regular record date preceding the maturity date, and converting holders will not be required to pay us equivalent interest amounts and (ii) we will pay interest on an interest payment date on all notes converted after the corresponding regular record date and prior to a redemption date, and converting holders will not be required to pay us equivalent interest amounts.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of our common stock upon the conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Conversion upon Satisfaction of Market Price Condition

Prior to the close of business on the business day immediately preceding the free convertibility date, holders may surrender all or any portion of their notes for conversion during any calendar quarter commencing after the quarter ending March 31, 2014 if the “closing sale price” (as defined below) of our common stock, for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the conversion price of the notes in effect on each applicable trading day.

The “closing sale price” of our common stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m. (New York City time) on such date as reported in composite transactions for The NASDAQ Global Select Market or, if our common stock is not listed on The NASDAQ Global Select Market, the principal U.S. national or regional securities exchange on which our common stock is listed for trading or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. at 4:00 p.m. (New York City time) on such date (or in either case the then-standard closing time for regular trading on the relevant exchange or trading system). If the closing sale price of our common stock is not so reported, the “closing sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Except for purposes of determining settlement amounts, a “trading day” means a day on which (i) The NASDAQ Global Select Market or, if our common stock is not listed on The NASDAQ Global Select Market, the principal other U.S. national or regional securities exchange on which our common stock is then listed is open for trading, in each case, with a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or market, and (ii) a closing sale price for our common stock is available on such securities exchange or market. If our common stock is not so listed, “trading day” means a “business day.”

A “scheduled trading day” means any day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed for trading. If our common stock is not so listed, “scheduled trading day” means a “business day.”

Conversion upon Trading Price of Notes Falling Below 98% of Conversion Value of the Notes

If, prior to the close of business on the business day immediately preceding the free convertibility date, the “trading price” (as defined below) for the notes on each trading day during any five consecutive trading-day period is less than 98% of the closing sale price of our common stock on such date multiplied by the conversion rate in effect on such trading day, a holder may surrender notes for conversion at any time during the following 5 consecutive business days.

The bid solicitation agent will have no obligation to solicit market bid quotations unless we have requested such determination in writing, and we will have no obligation to make such request unless a holder provides us and the trustee with reasonable evidence that the trading price per $1,000 principal amount of the notes on any trading day would be less than 98% of the product of the then-current conversion rate multiplied by the closing sale price of our common stock on that date. At such time, we will instruct the bid solicitation agent to solicit market bid quotations for the notes from three independent nationally recognized securities dealers we select. We will determine the trading price per $1,000 principal amount of the notes based upon the market bid quotations received from the bid solicitation agent beginning on such trading day and on each successive trading day until the trading price per $1,000 principal amount of the notes is greater than or equal to 98% of the product of the closing sale price of our common stock and the conversion rate.

We will determine the trading price of the notes and whether the trading price condition has been met, and, if so, we will so notify the holders of the notes, the trustee and the bid solicitation agent. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of the notes is greater than or equal to 98% of the product of the closing sale price of our common stock and the applicable conversion rate for such date, we will so notify the holders of the notes, the trustee and the bid solicitation agent.

“Trading price” means, on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of notes obtained by the bid solicitation agent for $2,000,000 principal amount of the notes at approximately 3:30 p.m. (New York City time) on such determination date from three independent nationally recognized securities dealers we select; provided that if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided further that, if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If on any date of determination (i) the bid solicitation agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of the notes from an independent nationally recognized securities dealer, (ii) if we have failed to request the bid solicitation agent to obtain bids when required or (iii) if we requested the bid solicitation agent to obtain bids and the bid solicitation agent has failed to obtain such bids, then, in each case, the notes will be convertible under this trading price condition for the next 5 consecutive business days following such date of determination. The trustee will be the initial bid solicitation agent.

Conversion upon a Notice of Redemption

If we call a portion or all of the notes for redemption as described under “—Optional Redemption,” holders may convert their notes that have been called for redemption at any time prior to the close of business on the second scheduled trading day prior to the redemption date, even if such notes are not otherwise convertible at such time. After such second scheduled trading day, the holder’s right to convert will expire unless we default in the payment of the redemption price. With respect to any notes that have been called for redemption that are converted following our notice of redemption and prior to the close of business on the second scheduled trading day prior to the redemption date, we will increase the conversion rate for the notes so surrendered for conversion by a number of additional shares as described under “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event” below.

Conversion upon Specified Corporate Transactions

Conversion upon Certain Distributions

If, prior to the close of business on the business day immediately preceding the free convertibility date, we elect to issue or distribute, as the case may be, to all or substantially all holders of our common stock:

•

rights, options or warrants entitling them to subscribe for or purchase, for a period expiring within 45 days from the announcement date for such distribution, our common stock at a price per share that is less than the average of the closing sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the announcement date for such issuance; or

•

cash, debt securities (or other evidence of indebtedness) or other assets or securities (including, for the avoidance of doubt, any rights, options or warrants that are not described in the preceding bullet point, but excluding dividends or distributions described in clause (1) of the description below under “—Conversion Rate Adjustments”), which distribution has a per share value exceeding 10% of the closing sale price of our common stock as of the trading day immediately preceding the declaration date for such distribution, then, in either case, we must notify holders either (x) at least 35 scheduled trading days prior to the ex-dividend date for such distribution or (y) at least 10 scheduled trading days prior to the ex-dividend date for such distribution; provided that, if we provide such notice in accordance with this clause (y) but not in accordance with the immediately preceding clause (x), notwithstanding anything to the contrary under “—Settlement Upon Conversion” below or any other provision of the indenture, we will be required to settle all conversions of notes with a conversion date occurring during the period from, and including, the date of such notice to, and including, the ex-dividend date for such distribution using stock settlement (as defined below) and we will so notify the holders in such notice. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day immediately preceding the ex-dividend date and our announcement that such issuance or distribution will not take place. A holder may not convert any of its notes based on this conversion contingency if we provide that holders of the notes shall participate, at the same time and upon the same terms as holders of our common stock and as a result of holding the notes, in the relevant distribution described above without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate on the record date for the distribution multiplied by the principal amount (expressed in thousands) of notes held by such holder.

Conversion upon Certain Corporate Events

If a transaction or event that constitutes a “fundamental change” (as defined under “—Purchase of Notes at Your Option upon a Fundamental Change”) or a “make-whole adjustment event” (as defined under “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event”) occurs prior to the close of business on the business day immediately preceding the free convertibility date, a holder may surrender notes for conversion at any time from and after the date that is the later of the date 35 scheduled trading days prior to the anticipated effective date of the transaction or event and the business day after we give notice of the transaction or event, in either case, until the close of business on the business day immediately preceding the related “fundamental change purchase date” (as defined under “—Purchase of Notes at Your Option upon a Fundamental Change”) or, if there is no such fundamental change purchase date, the 30th scheduled trading day immediately following the effective date of such transaction or event. In some circumstances involving a make-whole adjustment event, a converting holder will also be entitled to an increase in the conversion rate as described below under “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event.” A holder may also require us to purchase all or a portion of its notes upon the occurrence of a fundamental change as described under “—Purchase of Notes at Your Option upon a Fundamental Change.” We will use commercially reasonable efforts to give notice to holders of the anticipated effective date for such transaction or event at least 35 scheduled trading days prior to the anticipated effective date or, if we do not have knowledge of such transaction or event at least 35 scheduled trading days prior to the anticipated effective date, within one business day of the date upon which we receive written notice, or otherwise become aware, of such transaction or event (but in no event later than the fifth business day following the actual effective date of such transaction or event); provided that, notwithstanding the foregoing, in no event will we be required under the indenture to provide such notice to the holders before the earlier of (i) such fifth business day and (ii) the earlier of such time as we or our affiliates (x) have publicly disclosed or acknowledged the circumstances giving rise to such transaction or event and (y) are required to publicly disclose under applicable law or the rules of any securities exchange on which our common stock is then listed or admitted for trading the circumstances giving rise to such transaction or event.

Holders will also have the right to surrender notes for conversion if we are a party to a consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of our property and assets that does not also constitute a fundamental change or a make-whole adjustment event, in each case pursuant to which our common stock would be converted into cash, securities or other property. In such event, holders will have the right to surrender notes for conversion at any time from and including the later of the date 35th scheduled trading day prior to the anticipated effective date of such transaction and the business day after we give written notice of the transaction, in either case, to and including the 30th scheduled trading day following the effective date of such transaction. We will use commercially reasonable efforts to notify holders at least 35 scheduled trading days prior to the anticipated effective date or, if we do not have knowledge of such transaction, at least 35 scheduled trading days prior to the anticipated effective date, within one business day of the date upon which we receive written notice, or otherwise become aware, of such transaction (but in no event later than the fifth business day following the actual effective date of such transaction); provided that, notwithstanding the foregoing, in no event will we be required under the indenture to provide such notice to the holders before the earlier of (i) such fifth business day and (ii) the earlier of such time as we or our affiliates (x) have publicly disclosed or acknowledged the circumstances giving rise to such transaction and (y) are required to publicly disclose under applicable law or the rules of any securities exchange on which our common stock is then listed or admitted for trading the circumstances giving rise to such transaction.

Conversion on or after the Free Convertibility Date

On and after September 15, 2018 (the “free convertibility date”) and until the close of business on the second scheduled trading day immediately prior to the stated maturity date, holders may surrender all or any portion of their notes for conversion regardless of whether any of the conditions described in “—Conversion upon Satisfaction of Market Price Condition,” “—Conversion upon Trading Price of Notes Falling Below 98% of Conversion Value of the Notes” or “—Conversion upon Specified Corporate Transactions” have been satisfied.

Settlement upon Conversion

Upon conversion of a note, we may choose to satisfy our conversion obligation by paying or delivering, as the case may be, (i) solely cash (“cash settlement”), (ii) shares of our common stock together with cash in lieu of fractional shares (“stock settlement”) or (iii) a combination of cash and shares of our common stock, if any, with a particular “specified dollar amount” as defined below (“combination settlement”), as described below. We refer to each of stock settlement, cash settlement and combination settlement as a “settlement method” and the amount of cash and/or number of shares, if any, that we are required to pay or deliver, as the case may be, upon any conversion as the “settlement amount.”

Notwithstanding the foregoing, if we are required to deliver shares of our common stock to a converting holder under any settlement method and such delivery obligation exceeds the aggregate number of authorized but unissued shares and treasury shares available to us at the conversion date for the purpose of satisfying conversions of the notes, we will pay to such holder the value of any such excess shares in cash (based on the daily VWAP (as defined below) of such shares); provided that we will notify such holder of the exact manner in which such cash value will be determined at least one scheduled trading day prior to the commencement of the conversion period, based on which such cash value will be determined. As of the first original issuance date of the notes offered hereby, we will have reserved             shares of our common stock for the purpose of satisfying conversions of the notes and expect that number of shares to be sufficient to satisfy conversions of all the notes through stock settlement, unless we are required to deliver additional shares of our common stock in connection with a make-whole adjustment event. In addition, we expect to propose at our next regularly scheduled shareholder meeting a resolution increasing a number of our authorized shares and to reserve additional shares for the purpose of satisfying conversions of the notes such that the number of shares reserved for such purpose is sufficient to satisfy conversions of all the notes through stock settlement, including delivery of additional shares.

All conversions on or after the final settlement method election date (as defined below) will be settled using the same settlement method. If we have not delivered to the trustee and all holders a written notice of our election of a settlement method on or prior to the final settlement method election date, we will, with respect to any conversions on or after the final settlement method election date, be deemed to have elected to satisfy our conversion obligation using stock settlement, unless we have previously irrevocably elected cash settlement or combination settlement with a specified dollar amount, as described below.

For all conversions prior to the final settlement method election date, we will use the same settlement method for all conversions occurring on any given conversion date. Except for any conversions that occur on or after the final settlement method election date as described above or following any irrevocable election as described in the following paragraph, we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. Accordingly, until the final settlement method election date, unless we have previously made such an irrevocable election, we may choose in respect of one conversion date to satisfy our conversion obligation through stock settlement and choose in respect of another conversion date to satisfy our conversion obligation through cash settlement or combination settlement. If we elect a particular settlement method in connection with any conversion prior to the final settlement method election date, unless we have previously made an irrevocable election as described in the following paragraph, we will inform holders so converting through the trustee of the settlement method we have selected (including the specified dollar amount, if applicable), no later than the close of business on the second trading day immediately following the related conversion date. If we do not timely make such an election, we will be deemed to have elected stock settlement. If we elect combination settlement in respect of our conversion obligation, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. In addition, and notwithstanding the foregoing, we will be required to elect stock settlement in the circumstances described under “—Conversion upon Specified Corporate Transactions” above.

We may, prior to the final settlement method election date, at our option, irrevocably elect stock settlement, cash settlement or combination settlement with a particular “specified dollar amount” for all conversions subsequent to our notice, by written notice of such election to holders.

Settlement amounts will be computed as follows:

•

if we elect (or are deemed to have elected) to satisfy our conversion obligation through stock settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of our common stock equal to the conversion rate in effect on the conversion date (together with cash in lieu of fractional shares as described below);

•

if we elect to satisfy our conversion obligation through cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values (as defined below) for each of the 25 consecutive trading days during the related conversion period; and

•

if we elect to satisfy our conversion obligation through combination settlement, we will deliver to holders in respect of each $1,000 principal amount of notes being converted a settlement amount equal to the sum of the daily settlement amounts (as defined below) for each of the 25 consecutive trading days during the related conversion period.

“Conversion period” with respect to any note means:

•

subject to the immediately succeeding bullet, if the relevant conversion date occurs prior to September 27, 2018 (the “final settlement method election date”), the 25 consecutive trading-day period beginning on, and including, the third trading day immediately following the related conversion date;

•

if the relevant conversion date occurs after the date of an issuance of a redemption notice and on or prior to the second scheduled trading day immediately preceding the related redemption date, the 25 consecutive trading day period beginning on, and including, the 27th scheduled trading day preceding the redemption date; and

•

subject to the immediately preceding bullet, if the relevant conversion date occurs on or after the final settlement method election date, the 25 consecutive trading-day period beginning on, and including, the 27th scheduled trading day immediately preceding the stated maturity date.

The “daily settlement amount,” for each $1,000 aggregate principal amount of notes validly surrendered for conversion, and for each trading day during the conversion period, will consist of:

(1)	if (x) the daily conversion value for such trading day exceeds (y) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the written notice regarding our chosen settlement method (the “specified dollar amount”), if any, divided by 25 (such quotient being referred to as the “daily measurement value”), the sum of:

(a)	a cash payment of the daily measurement value, and

(b)	a number of shares (the “daily net share number”) equal to

(i)	the difference between the daily conversion value and the daily measurement value, divided by

(ii)	the daily VWAP of our common stock for such trading day; or

(2)	if the daily conversion value for such trading day is less than or equal to the daily measurement value, a cash payment equal to the daily conversion value.

“Daily conversion value” means, for each trading day during the conversion period, one-twenty fifth (1/25th) of the product of (i) the conversion rate on such trading day and (ii) the daily VWAP of our common stock on such trading day.

No fractional shares will be issued upon conversion. Instead, we will pay cash in lieu of any fractional share based on the daily VWAP of our common stock on the relevant conversion date (in the case of stock settlement) or based on the daily VWAP of our common stock on the last trading day of the relevant conversion period (in the case of any other settlement method).

“Daily VWAP” of our common stock (or any security that is part of the reference property underlying the notes, if applicable, as described below), in respect of any trading day, means the per share volume-weighted average price of our common stock (or other security) as displayed under the heading “Bloomberg VWAP” on Bloomberg Page “ELGX <equity> AQR” (or its equivalent successor if such page is not available, or the Bloomberg Page for any security that is part of such reference property, if applicable) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day or, if such volume-weighted average price is unavailable (or such reference property is not a security), the market value of one share of our common stock (or such reference property) on such trading day as determined in good faith by our board of directors or a duly authorized committee thereof in a commercially reasonable manner, using, if practicable, a volume-weighted average price method (unless such reference property is not a security). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside the regular trading session.

For the purposes of determining settlement amounts only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) The NASDAQ Global Select Market or, if our common stock is not listed on The NASDAQ Global Select Market, the principal other U.S. national or regional securities exchange on which our common stock is then listed is open for trading, in either case, with a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or market, or, if our common stock is not so listed, any business day.

“Market disruption event” means (i) a failure by The NASDAQ Global Select Market, or if our common stock is not listed on The NASDAQ Global Select Market, the principal other U.S. national or regional securities exchange on which our common stock is then listed, to open for trading or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any scheduled trading day for our common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The NASDAQ Global Select Market or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

Payment or delivery, as the case may be, of the consideration due upon conversion will be made (i) in the case of stock settlement, three business days after the conversion date, unless such conversion date occurs following the regular record date immediately preceding the stated maturity date, in which case we will make such delivery (and payment, if applicable) on the stated maturity date or (ii) in the case of any other settlement method, three business days after the last trading day of the conversion period; provided, however, that, in the case of clause (i) or (ii), if prior to the conversion date for any converted notes our common stock has been replaced by reference property consisting solely of cash (pursuant to the provisions described under “—Recapitalizations, Reclassifications and Changes to Our Common Stock”), we will pay the consideration due in respect of conversion on the tenth business day immediately following the related conversion date, and, notwithstanding the foregoing, no conversion period will apply to those conversions. As a result of the foregoing provisions and related definitions, in the case of cash or combination settlement, if a market disruption event occurs on a scheduled trading day during the conversion period, or if such scheduled trading day is not a trading day for any other reason, then the daily conversion value or daily settlement amount, as applicable, will be determined on the next following trading day and delivery of the settlement amount will be delayed accordingly. No interest will accrue on account of such delay.

Each conversion will be deemed to have been effected immediately prior to the close of business on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will be treated as the holder of record of such shares as of the close of business on the conversion date (in the case of stock settlement) or the last trading day of the relevant conversion period (in any other case).

Conversion Rate Adjustments

The conversion rate will be adjusted as described below:

(1) If we issue solely shares of our common stock as a dividend or distribution on all or substantially all of our shares of our common stock, or if we subdivide or combine our common stock, the conversion rate will be adjusted based on the following formula:

CR = CR0 ×	OS
OS0

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the “ex-dividend date” (as defined below) for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of common stock, as the case may be;

CR = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination of common stock, as the case may be;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of common stock, as the case may be; and

OS = the number of shares of our common stock that would be outstanding immediately after giving effect to such dividend, distribution, subdivision or combination of common stock, as the case may be.

Any adjustment made under this clause (1) will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination of common stock, as the case may be. If such dividend, distribution, subdivision or combination described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a duly authorized committee thereof determines not to pay such dividend or distribution or to effect such subdivision or combination, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or subdivision or combination had not been announced.

(2) If an ex-dividend date occurs for a distribution to all or substantially all holders of our common stock of any rights, options or warrants entitling them for a period of not more than 45 calendar days from the announcement date for such distribution to subscribe for or purchase shares of our common stock, at a price per share less than the average of the closing sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the announcement date for such distribution, the conversion rate will be increased based on the following formula:

CR = CR0 ×	OS0 + X
OS0 + Y

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR = the conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on the ex-dividend date for such distribution;

X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the announcement date for such distribution.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the open of business on the ex-dividend date for such distribution. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased, as of the date of such expiration, to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased, as of the scheduled distribution date, to the conversion rate that would then be in effect if the ex-dividend date for such distribution had not occurred.

For purposes of this clause (2) and for purposes of the first bullet under “—Conversion upon Specified Corporate Transactions—Conversion upon Certain Distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at a price that is less than the average of the closing sale prices of our common stock for each trading day in the applicable 10 consecutive trading-day period, there shall be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash to be determined in good faith by our board of directors or a duly authorized committee thereof.

(3) If an ex-dividend date occurs for a distribution (the “relevant distribution”) of shares of our capital stock, evidences of our indebtedness or other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock (excluding (i) share splits, share combinations, dividends or distributions, (ii) rights, options or warrants of the type described under clause (2) above; (iii) dividends or distributions paid exclusively in cash; and (iv) spin-offs as defined below in this clause (3)), then the conversion rate will be increased based on the following formula:

CR = CR0 ×	SP0
SP0 – FMV

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR = the conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;

SP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by our board of directors or a duly authorized committee thereof) of the shares of capital stock, evidences of indebtedness, assets or property or rights, options or warrants distributed with respect to each outstanding share of our common stock as of the open of business on the ex-dividend date for such distribution.

Any increase made under the above portion of this clause (3) will become effective immediately after the open of business on the ex-dividend date for such distribution. No adjustment pursuant to the above formula will result in a decrease of the conversion rate. However, if such distribution is not so paid or made, the conversion rate shall be decreased, as of the date our board of directors or a duly authorized committee thereof determines not to pay or make such distribution, to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, without having to convert its notes, the amount and kind of the relevant distribution that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate on the record date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been an ex-dividend date for a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR = CR0 ×	FMV + MP0
MP0

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for the spin-off;

CR = the conversion rate in effect immediately after the open of business on the ex-dividend date for the spin-off;

FMV = the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of “closing sale price” set forth under “—Conversion upon Satisfaction of Market Price Condition” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading-day period commencing on, and including, the ex-dividend date for the spin-off (such period, the “valuation period”); and

MP0 = the average of the closing sale prices of our common stock over the valuation period.

The adjustment to the conversion rate under the preceding paragraph of this clause (3) will be determined on the last trading day of the valuation period but will be given effect immediately after the open of business on the ex-dividend date for the spin-off. If the ex-dividend date for the spin-off is less than 10 trading days prior to, and including, the last trading day of the conversion period in respect of any conversion, references in the definition of “FMV” above to 10 trading days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such conversion period. In respect of any conversion during the valuation period for any spin-off, references in the definition of “FMV” above to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the relevant conversion date.

If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate shall be decreased, as of the date our board of directors or a duly authorized committee thereof determines not to pay or make such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4) If an ex-dividend date occurs for a cash dividend or distribution to all, or substantially all, holders of our outstanding common stock (other than any dividend or distribution in connection with our liquidation, dissolution or winding up), the conversion rate will be increased based on the following formula:

CR = CR0 ×	SP0
SP0 – C

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR = the conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;

SP0 = the closing sale price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution; and

C = the amount in cash per share we pay or distribute to all or substantially all holders of our common stock.

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. No adjustment pursuant to the above formula will result in a decrease of the conversion rate. However, if any dividend or distribution described in this clause (4) is declared but not so paid or made, the new conversion rate shall be readjusted, as of the date our board of directors or a duly authorized committee thereof determines not to pay or make such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, without having to convert its notes, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the record date for such cash dividend or distribution.

(5) If we or any of our subsidiaries makes a payment in respect of a tender or exchange offer for our common stock and, if the cash and value of any other consideration included in the payment per share of common stock exceeds the closing sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), the conversion rate will be increased based on the following formula:

CR = CR0 ×	AC + (OS × SP)
OS0 × SP

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the trading day next succeeding the expiration date;

CR = the conversion rate in effect immediately after the open of business on the trading day next succeeding the expiration date;

AC = the aggregate value of all cash and any other consideration (as determined in good faith by our board of directors or a duly authorized committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the time (the “expiration time”) such tender or exchange offer expires (prior to giving effect to such tender or exchange offer);

OS = the number of shares of our common stock outstanding immediately after the expiration time (after giving effect to such tender or exchange offer); and

SP = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the expiration date (the “averaging period”).

The adjustment to the conversion rate under the preceding paragraph of this clause (5) will be determined at the close of business on the last trading day of the averaging period, but will be given effect at the open of business on the trading day next succeeding the expiration date. If the trading day next succeeding the expiration date is less than 10 trading days prior to, and including, the end of the conversion period in respect of any conversion, references in the definition of “SP” above to 10 trading days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the last trading day of such conversion period. In respect of any conversion during the 10 trading days commencing on the trading day next succeeding the expiration date, references in the definition of “SP” above to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, but excluding, the relevant conversion date. No adjustment pursuant to the above formula will result in a decrease of the conversion rate.

If we or any of our subsidiaries are obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we or any of our subsidiaries are ultimately prevented by applicable law from effecting all or any portion of such purchases or all or any portion of such purchases are rescinded, the conversion rate shall immediately be readjusted to be the conversion rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases of shares of our common stock that had been effected.

As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

If:

•

we elect to satisfy our conversion obligation through combination settlement and shares of common stock are deliverable to settle the daily net share number for a given trading day within the conversion period applicable to notes that you have converted,

•

the record date, effective date or expiration date for any distribution or transaction that requires an adjustment to the conversion rate as described in clauses (1) to (5) above occurs on or after the first trading day of the relevant conversion period and on or prior to the last trading day of such conversion period,

•

such daily net share number is calculated (x) for a trading day in such conversion period that occurs on or prior to such record date, effective date or expiration date and (y) based on a conversion rate that is not adjusted as described in clauses (1) to (5) above in respect of such distribution or transaction, and,

•

the shares you will receive in respect of such trading day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise), then we will adjust the number of shares that we deliver to you in respect of the relevant trading day as we determine appropriate in good faith to reflect the relevant distribution or transaction.

If a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “—Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions and settlement provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

In addition, if a holder converts a note, combination settlement is applicable to such note and the daily settlement amount for any trading day during the conversion period applicable to such note:

•	is calculated based on a conversion rate adjusted on account of any distribution or transaction described in clauses (1) through (5) above; and

•	includes any shares of our common stock that entitle their holder to participate in such event;

then, notwithstanding the foregoing conversion rate adjustment provisions and settlement provisions, (x) such conversion rate adjustment will only be made for such converting holder for such trading day to the extent of the cash or other consideration (other than shares of our common stock entitled to participate in such event) included in the daily settlement amount for such trading day and (y) with respect to such shares of our common stock, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Notwithstanding the foregoing, the conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•

upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program, structured share repurchase transaction or other buy-back transaction (including through the use of derivatives) that is not a tender offer or exchange offer of the nature described under clause (5) above;

•	solely for a change in the par value of our common stock; or

•	for accrued and unpaid interest, if any.

To the extent that we have a rights plan in effect upon conversion of the notes (i.e., a poison pill), you will receive, in addition to any common stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or other assets or property as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We do not have a rights plan in effect as of the date of this prospectus supplement.

To the extent permitted by applicable law and applicable listing rules of The NASDAQ Global Select Market and any other securities exchange on which our securities are then listed, (i) we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days so long as the increase is irrevocable during the period and our board of directors determines that such increase would be in our best interest and (ii) we may (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar events.

You may, in some circumstances, including the distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Material U.S. Federal Income Tax Considerations” below for a relevant discussion. Because this deemed income would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding taxes (including backup withholding taxes) are paid on behalf of a holder, those withholding taxes may be set off against payments of cash or common stock, if any, payable on the notes (or, in some circumstances, against any payments on our common stock).

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustment that is less than 1% of the conversion rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) on the conversion date for any notes, (ii) on each trading day of the conversion period in respect of any notes, (iii) on any fundamental change effective date, unless such adjustment has already been made and (iv) upon our written notice of redemption.

Whenever any provision of the indenture requires us to calculate the closing sale prices, daily VWAPs, daily conversion values, daily settlement amounts or the “stock price” for purposes of a make-whole adjustment event over a span of multiple days, the board of directors or a committee thereof will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, expiration date or effective date of the event occurs, at any time during the period from which such closing sale prices, daily VWAPs, daily conversion values, daily settlement amounts or stock prices are to be calculated.

For the avoidance of doubt, the adjustments made pursuant to the foregoing paragraph will be made without duplication of any adjustment made pursuant to the paragraph above that begins with the phrase, “If: we elect to satisfy our conversion obligation through combination settlement.”

No adjustment to the conversion rate need be made for a given transaction if holders of the notes will be entitled to participate in that transaction, without conversion of the notes, on the same terms and at the same time as a holder of a number of shares of common stock equal to the principal amount of a holder’s notes divided by $1,000 and multiplied by the conversion rate would be entitled to participate.

If we adjust the conversion rate pursuant to the above provisions, we will deliver to the conversion agent a certificate setting forth the conversion rate, detailing the calculation of the conversion rate and describing the facts upon which the adjustment is based. In addition, we will issue a press release containing the relevant information (and make the press release available on our website).

Recapitalizations, Reclassifications and Changes to Our Common Stock

In the event of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or a change to the par value of our common stock);

•	a consolidation, merger, combination, binding share exchange or similar transaction involving us;

•	a sale, assignment, conveyance, transfer, lease or other disposition to another person of our property and assets as an entirety or substantially as an entirety; or

•	a liquidation or dissolution of us,

in each case, in which holders of our outstanding common stock are entitled to receive cash, securities or other property for their shares of our common stock (“reference property” and any such transaction, a “share exchange event”), we or the successor or purchasing company, as the case may be, will execute with the trustee a supplemental indenture, providing that, at and after the effective time of such share exchange event, holders of each $1,000 principal amount of notes will be entitled to convert their notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate immediately prior to such share exchange event would have owned or been entitled to receive upon such share exchange event. However, at and after the effective time of any such share exchange event, (i) we will continue to have the right to determine the settlement method applicable to any conversion of notes, unless we have previously irrevocably elected stock settlement, cash settlement or combination settlement with a particular specified dollar amount, as described under “—Settlement upon Conversion,” (ii) any amount otherwise payable in cash upon conversion of the notes will continue to be payable in cash under the provisions of the indenture described under “—Settlement upon Conversion,” (iii) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “—Settlement upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such share exchange event and (iv) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such share exchange event. The supplemental indenture will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments set described under “—Conversion Rate Adjustments” above. If the reference property in respect of any such share exchange event includes shares of stock, securities or other property or assets of a company other than the successor or purchasing corporation, as the case may be, in such share exchange event, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to purchase their notes upon a fundamental change as described under “—Purchase of Notes at Your Option on a Fundamental Change” below, as the board of directors (or an authorized committee thereof) reasonably considers necessary by reason of the foregoing. If the notes become convertible into reference property, we will notify the trustee in writing and issue a press release containing the relevant information (and make the press release available on our website). Throughout this section (“—Conversion of Notes”), if our common stock has been replaced by reference property as a result of any share exchange event, references to our common stock are intended to refer to such reference property, subject to the provisions of the supplemental indenture.

For purposes of the foregoing, the type and amount of consideration that holders of our common stock are entitled to in the case of share exchange events that cause our common stock to be converted into the right to receive more than a single type of consideration because the holders of our common stock have the right to elect the type of consideration they receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made. If the holders receive only cash in such share exchange event, then for all conversions that occur after the effective date of such share exchange event (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased by any additional shares as described under “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event”), multiplied by the price paid per share of common stock in such share exchange event and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the tenth business day immediately following the conversion date. We will agree in the indenture not to become a party to any share exchange event unless its terms are consistent with the foregoing.

Conversion Procedures

The right of conversion attaching to any note may be exercised (a) if such note is represented by a global security, by book-entry transfer to the conversion agent through the facilities of DTC and compliance with DTC’s then applicable conversion procedures or (b) if such note is represented by a certificated security, by delivery of such note at the specified office of the conversion agent, accompanied by a duly signed and completed notice of conversion and appropriate endorsements and transfer documents if required by the conversion agent. We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax. We refer to the date a holder complies with the relevant procedures for conversion described above as the “conversion date.”

If you have submitted your notes for purchase upon a fundamental change, you may only convert your notes if you withdraw your purchase notice prior to the fundamental change purchase date, as described below under “—Purchase of Notes at Your Option upon a Fundamental Change.” If your notes are submitted for purchase upon a fundamental change, your right to withdraw your purchase notice and convert the notes that are subject to purchase will terminate at 5:00 p.m. (New York City time) on the second business day immediately preceding such purchase date.

Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event

If you elect to convert your notes during a make-whole adjustment period described below, the conversion rate will be increased by an additional number of shares of common stock (these shares being referred to as the “additional shares”) as described below. We will notify holders, the trustee and the conversion agent of the anticipated effective date of such make-whole adjustment event and issue a press release as promptly as commercially reasonably practicable after we first determine the anticipated effective date of such make-whole adjustment event (and make the press release available on our website). We will use our commercially reasonable efforts to give written notice to holders of the anticipated effective date for a make-whole adjustment event not more than 70 scheduled trading days nor less than 35 scheduled trading days prior to the anticipated effective date (but in no event later than the fifth business day following the actual effective date of such event); provided that, notwithstanding the foregoing, in no event will we be required under the indenture to provide such written notice to the holders before (i) the earlier of such fifth business day and (ii) the earlier of such time as we or our affiliates (x) have publicly disclosed or acknowledged the circumstances giving rise to such event and (y) are required to publicly disclose under applicable law or the rules of any securities exchange on which our common stock is then listed or admitted for trading the circumstances giving rise to such event.

The “make-whole adjustment period” is the period (i) in the case of a make-whole adjustment that results from the delivery of our notice of redemption, from, and including, the redemption notice date to and including the second scheduled trading day immediately preceding the redemption date, and (ii) in all other cases, the effective date of the make-whole adjustment event to, and including, the business day immediately preceding the related fundamental change purchase date, or if such make-whole adjustment event does not also constitute a fundamental change as described below under “—Conversion of Notes—Purchase of Notes at Your Option upon a Fundamental Change,” the 30th scheduled trading day immediately following the effective date of such make-whole adjustment event.

A “make-whole adjustment event” is (i) any “change in control” as described below under “—Purchase of Notes at Your Option upon a Fundamental Change” (determined after giving effect to any exceptions or exclusions from such definition but without giving effect to the proviso in clause (2) of the definition thereof), (ii) any “termination of trading” as described below under “—Purchase of Notes at Your Option upon a Fundamental Change” and (iii) the delivery of a notice of redemption.

The number of additional shares, if any, by which the conversion rate will be increased for conversions in connection with a make-whole adjustment event will be determined by reference to the table below, based on the date on which the make-whole adjustment event occurs or becomes effective or the redemption date (in the case of a make-whole adjustment event that results from a delivery of a redemption notice), which we refer to as the “effective date,” and (1) the price paid per share of our common stock in the change in control in the case of a make-whole adjustment event described in the second clause of the definition of change in control, in the event that our common stock is acquired for cash, or (2) the average of the closing sale prices of our common stock over the five trading-day period ending on the trading day immediately preceding (x) the date of the redemption notice, in the case of a make-whole adjustment event that results from our delivery of a notice of redemption or (y) the effective date of such other make-whole adjustment event, in the case of any other make-whole adjustment event not referred to in the immediately preceding clauses (1) or (2)(x). We refer to the amount determined under the first or second clause of the preceding sentence, as applicable, as the “stock price.”

The stock prices set forth in the first row of the table below (i.e., column headers) and the number of additional shares in the table below will be adjusted as of any date on which the conversion rate of the notes is adjusted as described under “—Conversion of Notes—Conversion Rate Adjustments.” The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate as set forth under “—Conversion of Notes—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares to be added to the conversion rate for each $1,000 principal amount of notes based on hypothetical stock prices and effective dates:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$	$	$
December , 2013
December 15, 2014
December 15, 2015
December 15, 2016
December 15, 2017
December 15, 2018

The exact stock prices and effective dates may not be set forth in the table above, in which case if the stock price is:

•

between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates based on a 365-day year, as applicable;

•

in excess of $         per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; and

•	less than $ per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding anything in the indenture to the contrary, we may not increase the conversion rate to more than             shares per $1,000 principal amount of notes pursuant to the events described in this section, though we will adjust such number of shares for the same events for which we must adjust the conversion rate as described under “—Conversion of Notes—Conversion Rate Adjustments” above.

Our obligation to increase the conversion rate upon the occurrence of a make-whole adjustment event could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Purchase of Notes at Your Option upon a Fundamental Change

If a fundamental change occurs, you will have the option to require us to purchase for cash all or any portion of your notes that is equal to $1,000, or an integral multiple of $1,000, on the day of our choosing that is not less than 20 or more than 35 business days after the occurrence of such fundamental change, subject to extension to comply with applicable law (such day, the “fundamental change purchase date”), at a purchase price (the “fundamental change purchase price”) equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a regular record date and on or prior to the interest payment date to which it relates, in which case interest accrued to the interest payment date will be paid to holders of the notes as of the preceding record date, and the price we are required to pay to the holder surrendering the note for purchase will be equal to 100% of the principal amount of notes subject to purchase and will not include any accrued and unpaid interest).

We will give the trustee and each holder a written notice of the fundamental change within 5 business days after the occurrence of such fundamental change and issue a press release announcing the occurrence of such fundamental change (and make the press release available on our website). This notice shall state certain specified information, including:

•	the events causing the fundamental change;

•	the effective date of the fundamental change, and whether the fundamental change is a make-whole adjustment event;

•	the last date on which a holder may exercise the purchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	the conversion rate and any adjustments to the conversion rate, and the procedures required for exercise of a holder’s right to convert its notes;

•	the procedures required for exercise of the purchase option upon the fundamental change, and the procedures required for withdrawal of any such exercise; and

•	the name and address of the paying and conversion agents.

You must deliver written notice of your exercise of this purchase right to the paying agent during the period between the delivery of the fundamental change notice and the close of business on the second business day immediately preceding the fundamental change purchase date. The written notice must specify the notes for which the purchase right is being exercised. If you wish to withdraw this election, you must provide a written notice of withdrawal to the paying agent at any time until the close of business on the second business day immediately preceding the fundamental change purchase date. If the notes are not in certificated form, the notice given by each holder (and any withdrawal notice) must comply with applicable DTC procedures.

“Fundamental change” means the occurrence of a change in control or a termination of trading.

A “change in control” will be deemed to have occurred if any of the following occurs after the time the notes are originally issued:

(1)	any “person” or “group” within the meaning of Section 13(d) under the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our voting stock representing 50% or more of the total voting power of all outstanding classes of our voting stock entitled to vote generally in elections of directors;

(2)	the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation, merger or similar transaction involving us pursuant to which our common stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; provided that a transaction described in clauses (A) or (B) above (i) pursuant to which the persons that “beneficially owned,” directly or indirectly, the shares of our voting stock immediately prior to such transaction “beneficially own,” directly or indirectly, shares of voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction, or (ii) effected solely to change our jurisdiction of incorporation or to form a holding company for us and that results in a share exchange or reclassification or similar exchange of the outstanding common stock solely into shares of common stock or other common equity interests of the surviving entity, in either case of clauses (i) or (ii), will not constitute a “change in control”; or

(3)	the holders of our capital stock approve any plan or proposal for the liquidation or dissolution of us (whether or not otherwise in compliance with the indenture).

However, notwithstanding the foregoing, a “change in control” will not be deemed to have occurred if at least 90% of the consideration paid for our common stock in a transaction or transactions described under clause (2) of the definition of “change in control” above, excluding cash payments for any fractional share and cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock (or other common equity interests or depositary receipts, or similar certificates, representing common equity interests) traded on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following such transaction, and, as a result therefrom, such consideration becomes the reference property for the notes.

A “termination of trading” means our common stock (or other reference property into which the notes are convertible) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors, a “permitted exchange”) and will not be immediately relisted or readmitted for trading on any permitted exchange.

The term “all or substantially all” as used in the definition of change in control in respect of the sale, lease or transfer of our assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise, established definition of this phrase under applicable law. As a result, we cannot assure you how a court would interpret this phrase under applicable law if you elect to exercise your rights following the occurrence of a transaction which you believe constitutes a transfer of “all or substantially all” of our assets.

We will be required to purchase notes that have been validly surrendered for purchase and not withdrawn on the fundamental change purchase date. You will receive payment of the fundamental change purchase price on the later of the fundamental change purchase date and the time of book-entry transfer or the delivery of your notes. If the paying agent holds money sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•

all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price and, if the fundamental change purchase date is after a regular record date and on or prior to the related interest payment date, the right of the record holder on such regular record date to receive the related interest payment).

In connection with any offer to purchase the notes in the event of a fundamental change, we will, in accordance with the indenture:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, to the extent any such rules are applicable;

•	file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

•	otherwise comply with all applicable federal and state securities laws,

in each case, so as to permit the rights and obligations under this “—Purchase of Notes at Your Option upon a Fundamental Change” section to be exercised in the time and in the manner specified in the indenture.

No notes may be purchased by us at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the purchase date for such fundamental change (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change purchase price with respect to such notes).

The fundamental change purchase feature may make more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change purchase feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change purchase feature is a standard term contained in other similar convertible debt offerings.

We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a fundamental change but would increase the amount of debt, including senior indebtedness, outstanding, or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring debt, including senior indebtedness, under the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the notes.

Furthermore, holders may not be entitled to require us to purchase their notes upon a fundamental change or entitled to an increase in the conversion rate upon conversion as described under “—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event” in certain circumstances involving a significant change in the composition of our board, including in connection with a proxy contest where our board does not endorse a dissident slate of directors but approves them for purposes of the definition of “continuing directors” above.

If a fundamental change were to occur, we may not have sufficient funds to pay the fundamental change purchase price for the notes tendered by holders. We may in the future incur debt that may contain provisions prohibiting purchase of the notes under some circumstances or expressly prohibiting our purchase of the notes upon a fundamental change or may provide that a fundamental change constitutes an event of default under that agreement. If a fundamental change occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our lenders to purchase the notes or attempt to refinance this debt. If we do not obtain any required consent, we would not be permitted to purchase the notes. Our failure to purchase tendered notes would constitute an event of default under the indenture, which could constitute an event of default under our senior indebtedness then outstanding, if any, and might constitute a default under the terms of our other indebtedness then outstanding, if any.

Consolidation, Merger and Sale of Assets

We may not consolidate with, enter into a binding share exchange with, or merge with or into, another person or sell, assign, convey, transfer, lease or otherwise dispose of our properties and assets substantially as an entirety to any successor person, unless:

•

the successor person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and, if other than us, expressly assumes by supplemental indenture all of our obligations under the notes and the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	other conditions specified in the indenture are met.

Upon any such consolidation, merger or transfer, the resulting, surviving or transferee corporation (if not us) shall succeed to us, and may exercise every right and power of ours, under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease. For purposes of the foregoing, any sale, assignment, conveyance, transfer, lease or other disposition of properties and assets of one or more of our subsidiaries that would, if we had held such properties and assets directly, have constituted the sale, assignment, conveyance, transfer, lease or disposition of our properties and assets substantially as an entirety will be treated as such under the indenture.

We shall deliver, or cause to be delivered, to the trustee an officer’s certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the indenture governing the notes.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a “change in control” permitting each holder to require us to purchase the notes of such holder as described above.

Events of Default

Notwithstanding the provisions under “Description of Debt Securities We May Offer—Events of Default” in the accompanying prospectus, which will not apply with respect to the notes, each of the following will constitute an event of default under the indenture:

(1)	we fail to pay the principal of any note when due;

(2)	we fail to pay or deliver, as the case may be, the settlement amount owing upon conversion of any note (including any additional shares or cash in lieu thereof) within 5 calendar days;

(3)	we fail to pay any interest on any note when due, and such failure continues for 30 days;

(4)	we fail to pay the fundamental change purchase price or the redemption price of any note when due;

(5)	we fail to provide timely written notice of a specified corporate transaction, a fundamental change or a make-whole adjustment event in accordance with the terms of the indenture;

(6)	we fail to perform any other covenant required of us in the indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1) through (5) above) and such failure continues for 60 days after written notice is given in accordance with the indenture;

(7)	any indebtedness for money borrowed by, or any other payment obligation of, us or any of our subsidiaries that is a “significant subsidiary” (or any group of subsidiaries that, taken together, would constitute a “significant subsidiary” as defined in Regulation S-X under the Securities Act), in an outstanding principal amount, individually or in the aggregate, in excess of $15 million is not paid at final maturity (or when otherwise due) or is accelerated, unless such indebtedness is discharged or such acceleration is cured, waived, rescinded, stayed or annulled within a period of 30 days after becoming due and payable;

(8)	we fail or any of our subsidiaries that is a “significant subsidiary” (or any group of subsidiaries that, taken together, would constitute a “significant subsidiary” as defined in Regulation S-X under the Securities Act) fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $15 million, if the judgments are not paid, discharged or stayed within 30 days; and

(9)	certain events of bankruptcy, insolvency or reorganization of us or any of our subsidiaries that is a “significant subsidiary” (or any group of subsidiaries that, taken together, would constitute a “significant subsidiary” as defined in Regulation S-X under the Securities Act).

If an event of default, other than an event of default described in clause (9) above with respect to us, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes to be due and payable immediately by notice to us (with a copy to the trustee). If an event of default described in clause (9) above occurs with respect to us, the principal amount of the notes and accrued and unpaid interest, if any, will automatically become immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the notes may, under certain circumstances and subject to certain exceptions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived and all amounts owing to the trustee have been paid.

Notwithstanding the foregoing, if we so elect, the sole remedy under the indenture for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the failure to comply with our reporting obligations to the trustee and the SEC, as described under “—Reports” below, will, for the 180 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at an annual rate equal to (x) for the first 90 days after the occurrence of such an event of default, 0.25% of the aggregate principal amount of the notes to, but not including, the 91st day thereafter, and (y) for the 90 days from, and including, the 91st day after the occurrence of such an event of default, 0.50% of the aggregate principal amount of the notes to, but not including, the 181st day after the occurrence of such an event of default (or, in each case of clauses (x) and (y), if applicable, the earlier date on which the event of default relating to the reporting obligations is cured or waived). Any such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. If the event of default is continuing on the 181st day after an event of default relating to a failure to comply with the reporting obligations described above first occurs, the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other events of default.

In order to elect to pay additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify in writing all holders of record of notes and the trustee and paying agent of such election on or before the close of business on the fifth business day prior to the date on which such event of default would otherwise occur. Upon our failure to timely give such notice or pay additional interest, the notes will be immediately subject to acceleration as provided above. In no event shall additional interest accrue at a rate per year in excess of 0.25% (during the period described in clause (x) of the immediately preceding paragraph) or 0.50% (during the period described in clause (y) of the immediately preceding paragraph), as applicable, pursuant to the indenture, regardless of the number of events or circumstances giving rise to requirements to pay such additional interest pursuant to the immediately preceding paragraph. With regard to any violation specified in the immediately preceding paragraph, no additional interest shall accrue, and no right to declare the principal or other amounts due and payable in respect of the notes shall exist, after such violation has been cured.

Subject to the trustee’s duties in the case of an event of default, the trustee will not be obligated to exercise any of its rights or powers vested in it by the indenture governing the notes at the request of the holders unless the holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Subject to the indenture, applicable law and the trustee’s indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. The indenture will provide that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder.

No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and have offered indemnity or security to the trustee satisfactory to it to institute such proceeding as trustee; and

•

the trustee has failed to institute such proceeding within 60 days after such notice, request and offer and has not received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or interest on any note on or after the applicable due date, the right to convert the note or to receive the consideration due upon conversion or the right of a beneficial owner to exchange its beneficial interest in a global security representing notes for a physical note if an event of default has occurred and is continuing, in each case, in accordance with the indenture.

Generally, the holders of not less than a majority of the aggregate principal amount of outstanding notes may waive any default or event of default unless:

•	we fail to pay the principal of or any interest on any note when due;

•	we fail to pay or deliver the consideration due upon conversion of any note within the time period required by the indenture; or

•	we fail to comply with any of the provisions of the indenture the modification of which would require the consent of the holder of each outstanding note affected.

The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must give each holder written notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a responsible officer of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee (i) within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year and whether we, to the officers’ knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and (ii) within 30 days after the occurrence thereof, written notice of any events that would constitute defaults, their status and what action we are taking or propose to take in respect thereof.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the redemption price and the fundamental change purchase price, if applicable) of;

•	accrued and unpaid interest, if any, on; and

•	the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

Payments of the redemption price, the fundamental change purchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Modification and Waiver

We and the trustee may amend or supplement the indenture with respect to the notes with the consent of the holders of a majority in aggregate principal amount of the outstanding notes (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). In addition, the holders of a majority in aggregate principal amount of the outstanding notes (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) may waive our compliance in any instance with any provision of the indenture without notice to the other holders of notes. However, no amendment, supplement or waiver may be made without the consent of each holder of outstanding notes affected thereby if such amendment, supplement or waiver would:

•	change the stated maturity of the principal of or any interest on the notes;

•	reduce the principal amount of or interest on the notes;

•	reduce the amount of principal payable upon acceleration of the maturity or redemption of the notes;

•	change the currency of payment of principal of or interest on the notes or change any note’s place of payment;

•

impair the right of any holder to receive payment of principal of and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the notes;

•

modify the provisions with respect to our redemption rights as described above under “—Optional Redemption” or the purchase rights of the holders as described above under “—Purchase of Notes at Your Option upon a Fundamental Change,” in each case, in a manner adverse to holders of notes;

•	change the ranking of the notes;

•

adversely affect the right of holders to convert notes, or reduce the conversion rate (it being understood that the trustee shall have no responsibility for making a determination as to whether such amendment adversely affects the rights of the holders); or

•

modify provisions with respect to modification, amendment or waiver (including waiver of events of default), except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected holder of notes.

We and the trustee may amend or supplement the indenture or the notes without notice to, or the consent of, the holders of the notes to:

•	cure any ambiguity, omission, defect or inconsistency as set forth in an officer’s certificate;

•	provide for the assumption by a successor corporation of our obligations under the indenture;

•	add guarantees with respect to the notes;

•	secure the notes;

•	add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

•	make any change that does not adversely affect the rights of any holder;

•

upon the occurrence of a share exchange event, solely (i) provide that the notes are convertible into reference property, subject to “—Conversion of Notes—Settlement upon Conversion” above, and (ii) effect the related changes to the terms of the notes described under “—Conversion of Notes—Recapitalizations, Reclassifications and Changes to Our Common Stock” above, in each case, in accordance with the applicable provisions of the indenture;

•	eliminate, in the aggregate, any one or two settlement methods or, in the case of combination settlement, irrevocably elect a specified dollar amount;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

•

conform the provisions of the indenture to the “Description of the Notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet as set forth in an officer’s certificate.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to give the holders a written notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or depositing with the trustee or delivering to the holders, as applicable, after all outstanding notes have become due and payable, whether at the stated maturity, at any redemption date, at any fundamental change purchase date or upon conversion (and determination of related settlement amounts) or otherwise, cash or (in the case of conversion) cash and shares of our common stock, if any, sufficient to pay all of the outstanding notes or satisfy our conversion obligations, as the case may be, and pay all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

The section in the accompanying prospectus entitled “Description of Debt Securities We May Offer—Defeasance of Debt Securities and Certain Covenants in Certain Circumstances” do not apply to the notes.

Transfer, Exchange and Conversion

We will maintain an office or agency in the continental United States where the notes may be presented for registration of transfer, exchange or conversion. This office will initially be an office or agency of the trustee. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but any tax or similar governmental charge required by law or permitted by the indenture because a holder requests any shares to be issued in a name other than such holder’s name will be paid by such holder. We are not required to transfer or exchange any note selected for redemption or surrendered for purchase or conversion except for any portion of that note not being redeemed, purchased or converted, as the case may be.

We reserve the right to:

•	vary or terminate the appointment of the registrar, paying agent or conversion agent;

•	appoint additional paying agents or conversion agents; or

•	approve any change in the office through which any registrar or any paying agent or conversion agent acts.

Payment and Paying Agents

Payments in respect of the principal and interest on global securities representing the notes registered in the name of DTC or its nominee will be payable to DTC or its nominee, as the case may be, in its capacity as the registered holder under the indenture. In the case of certificated notes, payments will be made in U.S. dollars at the office of the trustee or, at our option, by check mailed to the holder’s registered address (or, if requested by a holder of more than $2,000,000 principal amount of notes, by wire transfer to the account designated by such holder). We will make any required interest payments to the person in whose name each note is registered at the close of business on the record date for the interest payment.

The trustee will be designated as our paying agent for payments on the notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to us upon written request any money held by them for payments on the notes that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Purchase and Cancellation

The registrar, paying agent and conversion agent (if other than the trustee) will forward to the trustee any notes surrendered to them by holders for transfer, exchange, redemption, payment or conversion. All notes delivered to the trustee shall be cancelled promptly by the trustee in the manner provided in the indenture and may not be reissued or resold. No notes shall be authenticated in exchange for any notes cancelled, except as provided in the indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), purchase notes in the open market or by tender offer at any price or by private agreement. We will cause any notes so purchased (other than notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered “outstanding” under the indenture upon their repurchase.

Reports

So long as any notes are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the trustee and the holders of the notes within 15 days after the date on which we would be required to file the same with the SEC pursuant to its rules and regulations (in each case of clauses (i) and (ii), giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all quarterly and annual financial information required to be contained in Forms 10-Q and 10-K and, with respect to the annual consolidated financial statements only, a report thereon by our independent auditors. We shall not be required to file any report or other information with the SEC if the SEC does not permit such filing, although such reports will be required to be furnished to the trustee. Documents filed by us with the SEC via the EDGAR system will be deemed to have been furnished to the trustee and the holders of the notes as of the time such documents are filed via EDGAR.

Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture governing the notes (as to which the trustee is entitled to conclusively rely on an officer’s certificate). The trustee will have no duty whatsoever to determine filing requirements.

Replacement of Notes

We will replace mutilated, destroyed, stolen or lost notes at the expense of the holder upon delivery to the trustee of the mutilated notes, or evidence of the loss, theft or destruction of the notes satisfactory to us and the trustee. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of such note before a replacement note will be issued.

Calculations in Respect of the Notes

Subject to the immediately following paragraph, we and any agents we may engage will be responsible for making many of the calculations called for under the indenture and the notes. These calculations include, but are not limited to, determinations of the closing sale price of our common stock, the trading price of the notes, any adjustments to the conversion rate, the consideration deliverable in respect of any conversion and accrued interest payable on the notes and whether the notes are convertible. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder upon the request of that holder.

The trustee (including in its capacities as bid solicitation agent, conversion agent, paying agent and registrar) shall have no responsibility to determine the trading price of the notes or whether the notes are convertible.

Notices

Except as otherwise described herein, notice to registered holders of the notes will be given to the addresses as they appear in the security register and, in the case of global securities, in accordance with applicable DTC procedures. Notices will be deemed to have been given on the date of such mailing or electronic delivery. Whenever a notice is required to be given by us, such notice may be given by the trustee on our behalf (and we will make any notice we are required to give to holders available on our website).

Governing Law

The indenture governing the notes provides that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the internal laws of the State of New York.

The indenture governing the notes provides that we, the trustee, and each holder of a note by its acceptance thereof, irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture governing the notes, the notes or any transaction contemplated thereby.

Concerning the Trustee

Wells Fargo Bank, National Association, has agreed to serve as the trustee under the indenture. The trustee will be permitted to deal with us and our affiliates with the same rights as if it were not trustee.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Book-Entry, Delivery and Form

We will initially issue the notes in the form of one or more global securities. The global security will be deposited with the trustee as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You may hold your beneficial interests in the global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive, fully registered, certificated form, referred to as “certificated securities,” will be issued only in certain limited circumstances described below.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities of institutions that have accounts with DTC, referred to as “participants,” and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, which may include the underwriters, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies, referred to as the “indirect participants,” that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Book-Entry Procedures for the Global Securities

We expect that, pursuant to procedures established by DTC upon the deposit of the global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global security to the accounts of participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants.

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

Owners of beneficial interests in global securities who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the notes represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal of, and any interest on, the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any of its or our respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that DTC or its nominee, upon receipt of any payment of principal of, or any interest on, the global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. Neither we, the trustee nor any of its or our respective agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, (i) DTC will exchange the global security for certificated securities that it will distribute to its participants if (a) DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global securities and a successor depositary is not appointed within 90 days; or (b) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or (ii) if an event of default with respect to the notes has occurred and is continuing and any beneficial owner requests that its notes be issued in physical, certificated form, DTC will exchange the corresponding portion of the global security for a physical, certificated security, which it will distribute to such beneficial owner.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the trustee nor any of its or our respective agents will have any responsibility, or liability, for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

DESCRIPTION OF CAPPED CALL TRANSACTIONS

In connection with the pricing of the notes, we expect to enter into a capped call transaction (the “base capped call transaction”) with Bank of America, N.A. (“BofA”), an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated. The base capped call transaction will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, a number of shares of our common stock equal to the aggregate conversion rate of the notes initially issued (assuming no exercise of the underwriters’ over-allotment option).

We intend to use approximately $         million of the net proceeds from this offering to pay the cost of the base capped call transaction. If the underwriters exercise their over-allotment option, we may use a portion of the proceeds from the sale of the additional notes to enter into an additional capped call transaction with BofA (together with the base capped call transaction, the “capped call transactions”).

The capped call transactions are expected generally to reduce the potential dilution and/or offset potential cash payments we are required to make in excess of the principal amount upon conversion of the notes in the event that the market price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the notes. If, however, the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

We will not be required to make any cash payments to BofA or any of its affiliates upon the exercise of the options that are a part of the capped call transactions, but will be entitled to receive from BofA (or an affiliate thereof) a number of shares of our common stock and/or an amount of cash generally based on the amount by which the market price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions during the relevant valuation period under the capped call transactions. However, if the market price of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions during such valuation period under the capped call transactions, the number of shares of common stock and/or the amount of cash we expect to receive upon exercise of the capped call transactions will be capped based on the amount by which the cap price exceeds the strike price of the capped call transactions.

For any conversions of notes prior to the close of business on the 55th scheduled trading day immediately preceding the stated maturity date, including without limitation upon an acquisition of us or similar business combination, a corresponding portion of the capped call transactions will be terminated. Upon such termination, the portion of the capped call transactions being terminated will be settled at fair value (subject to certain limitations), as determined by BofA, in its capacity as calculation agent under the capped call transactions, which we expect to receive from BofA, and no payments will be due BofA.

The capped call transactions are separate transactions entered into by us with BofA, are not part of the terms of the notes and will not change the holders’ rights under the notes. As a holder of the notes, you will not have any rights with respect to the capped call transactions.

For a discussion of the potential impact of any market or other activity by BofA or its affiliates in connection with these capped call transactions, see “Underwriting—Capped Call Transactions” and “Risk Factors—Risks Related to the Notes and Our Common Stock—The capped call transactions may affect the value of the notes and our common stock.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations of the purchase, ownership and disposition of notes and the shares of our common stock into which the notes may be converted. This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, administrative rulings and judicial decisions, all in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary addresses only a note or common stock held as a capital asset by a beneficial owner who purchased the note on original issuance at its “issue price” (the first price at which a substantial portion of the notes is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary does not address all aspects of U.S. federal income taxes relevant to holders of a note or common stock (including the potential application of the Medicare contribution tax), nor does it address all tax consequences that may be relevant to such holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, or traders in securities that elect to use a mark-to- market method of tax accounting for their securities;

•

tax consequences to persons holding notes or common stock as a part of a hedging, integrated or conversion transaction or a straddle, or persons deemed to sell notes or common stock under the constructive sale provisions of the Code;

•	tax consequences to U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

•	tax consequences to investors that hold notes or common stock through pass-through entities;

•	alternative minimum tax consequences, if any;

•	any state, local or non-U.S. tax consequences; and

•	U.S. estate or gift tax consequences, if any.

If an entity or arrangement treated as a partnership holds notes or common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding notes or common stock, you should consult your tax advisors.

If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

As used herein, a “U.S. holder” is a beneficial owner of a note or common stock received upon conversion of a note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of a note or common stock received upon conversion of a note that is an individual, corporation, estate or trust that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as corporations that accumulate earnings to avoid U.S. federal income tax or, in certain circumstances, individuals who are U.S. expatriates. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.

Consequences to U.S. Holders

Interest on the Notes

It is anticipated, and this discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes. In such case, stated interest on a note generally will be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes.

Additional Payments

In certain circumstances, we may be obligated to make payments on the notes in excess of stated principal and interest. We intend to take the position that the foregoing contingencies should not cause the notes to be treated as contingent payment debt instruments. Assuming such position is respected, a U.S. holder would be required to include in income the amount of any such additional payments at the time such payments are received or accrued in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes. Our position is binding on a holder, unless the holder discloses in the proper manner to the Internal Revenue Service (“IRS”) that it is taking a different position. If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income at a rate higher than their yield to maturity and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of a note (including all gain realized upon conversion, even if the U.S. holder receives shares of our common stock). This disclosure assumes that the notes will not be considered contingent payment debt instruments. U.S. holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Except as provided below under “—Conversion of Notes,” a U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note equal to the difference between the amount realized (less accrued but unpaid interest which will be treated as described above under “—Interest on the Notes”) and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that the U.S. holder paid for the note. Any gain or loss recognized on a taxable disposition of a note will be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of a note, a U.S. holder held the note for more than one year, such gain or loss will be long-term capital gain or loss. Otherwise, such gain or loss will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally subject to a reduced rate of U.S. federal income tax. A U.S. holder’s ability to deduct capital losses may be limited.

Conversion of Notes

If a U.S. holder presents a note for conversion, a U.S. holder may receive solely cash, solely common stock, or a combination of cash and common stock in exchange for the note depending upon our chosen settlement method.

If a U.S. holder receives solely cash in exchange for a note upon conversion, the U.S. holder’s gain or loss will be determined in the same manner as if the U.S. holder disposed of the notes in a taxable disposition (as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”).

If a U.S. holder receives solely common stock in exchange for notes upon conversion, the U.S. holder generally will not recognize gain or loss upon the conversion of the notes into common stock except to the extent of (i) cash received in lieu of a fractional share and (ii) amounts received with respect to accrued but unpaid interest (which will be treated as described above under “—Interest on the Notes”). The amount of gain or loss a U.S. holder will recognize on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash the U.S. holder receives in respect of the fractional share and the portion of the U.S. holder’s adjusted tax basis in the note that is allocable to the fractional share. Any such gain or loss generally would be capital gain or loss and would be long-term capital gain or loss, if at the time of the conversion, the note has been held for more than one year. The tax basis of shares of common stock received upon a conversion (other than shares attributable to accrued but unpaid interest, the tax basis of which will equal their fair market value) will equal the adjusted tax basis of the note that was converted (excluding the portion of the adjusted tax basis that is allocable to any fractional share). The U.S. holder’s holding period for the shares of common stock will include the period during which the U.S. holder held the notes, except that the holding period of any shares received with respect to accrued interest will commence on the day after the date of receipt.

As described below, the tax treatment of a conversion of a note into cash and common stock is uncertain and subject to different characterizations, and U.S. holders should consult their tax advisors regarding the consequences of such a conversion.

Treatment as a Recapitalization. If a combination of cash and common stock is received by a U.S. holder upon conversion of a note, we intend to take the position that the notes are securities for U.S. federal income tax purposes and that the conversion should be treated as a recapitalization. In such case, gain, but not loss, would be recognized by the U.S. holder equal to the excess of the fair market value of our common stock and cash received (other than amounts attributable to accrued but unpaid interest, which will be treated as described above under “—Interest on the Notes”) over the U.S. holder’s adjusted tax basis in the note, but in no event would the gain recognized exceed the amount of cash received (excluding any cash received in lieu of a fractional share or attributable to accrued but unpaid interest). The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash received and the portion of the U.S. holder’s tax basis in our common stock received that is allocable to the fractional share, as described in the following paragraph. Any gain or loss recognized by a U.S. holder on conversion of a note generally would be capital gain or loss and would be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year.

A U.S. holder’s tax basis in our common stock received upon such a conversion (including any fractional share deemed to be received by the U.S. holder, but excluding any common stock attributable to accrued but unpaid interest, the tax basis of which would equal its fair market value) would equal the adjusted tax basis of the note that was converted, reduced by the amount of any cash received (excluding cash received in lieu of a fractional share or attributable to accrued but unpaid interest), and increased by the amount of gain, if any, recognized (other than gain recognized in respect of any cash received with respect to a fractional share). A U.S. holder’s holding period for common stock received would include the period during which the U.S. holder held the note, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after our common stock is received.

Alternative Treatment as Part Conversion and Part Redemption. If the conversion of a note into cash and common stock were not treated as a recapitalization as discussed above, the cash payment received may be treated as proceeds from the sale of a portion of the note and taxed in the manner described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes,” in which case our common stock received on such a conversion would be treated as received upon a conversion of the other portion of the note, which generally would not be taxable to a U.S. holder except to the extent of any common stock received with respect to accrued but unpaid interest. In that case, the U.S. holder’s adjusted tax basis in the note would generally be allocated pro rata between the portion of the note that is treated as converted into our common stock and the portion of the note that is treated as sold for cash based on the fair market value of our common stock and the cash. The holding period for our common stock received in the conversion would include the holding period for the notes, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after our common stock is received.

Distributions

Distributions, if any, made on our common stock generally will be included in a U.S. holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporation may be eligible for a dividends-received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders (including individuals) are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period requirements are satisfied.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the U.S. holder for U.S. federal income tax purposes even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not result in a deemed distribution to a U.S. holder. Certain of the conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder will be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such conversion rate adjustment. In addition, an adjustment to the conversion rate in connection with a make-whole fundamental change may be treated as a deemed distribution. Any deemed distribution will be taxable as a dividend, return of capital or capital gain to the extent thereof as described above under “—Distributions.” However, it is unclear whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the lower applicable long-term capital gains rates as described above under “—Distributions.” It is also unclear whether corporate holders would be entitled to claim the dividends-received deduction with respect to any such constructive dividends. Generally, a U.S. holder’s adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the notes.

Sale, Certain Redemptions or Other Taxable Dispositions of Common Stock

Upon the sale, certain redemptions or other taxable dispositions of our common stock, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized and the U.S. holder’s tax basis in our common stock. Any gain or loss recognized on a taxable disposition of common stock will be capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period at the time of the sale, redemption or other taxable disposition of our common stock is more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) are generally subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Possible Effect of the Change in Conversion Consideration after a Change in Control

In certain situations, the notes may become convertible into shares of an acquirer. Depending on the circumstances, such an adjustment could result in a deemed taxable exchange of the notes to a U.S. holder and the modified notes could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss.

Consequences to Non-U.S. Holders

Interest on the Notes

The 30% U.S. federal withholding tax will not be applied to any payment of interest on a note to a non-U.S. holder provided that:

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

•

the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN (or other applicable form)) or (b) the non-U.S. holder holds the notes through certain foreign intermediaries and the non-U.S. holder and the foreign intermediaries satisfy the certification requirements of applicable Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a U.S. fixed base, then (although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Dividends and Constructive Distributions

Any dividends paid to a non-U.S. holder with respect to common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate of the notes, discussed above under “—Consequences to U.S. Holders—Constructive Distributions”) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business in the United States and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or a U.S. fixed base, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding taxes are paid on behalf of a non-U.S. holder, those withholding taxes may be withheld from payments of cash or common stock payable on the notes (or, in certain circumstances, from any payments on our common stock). Under proposed regulations, certain “dividend equivalent” payments, which generally will be deemed to occur as a result of an adjustment to the conversion rate of the notes in connection with the payment of a dividend on our common stock, may be subject to withholding tax at a different time or in a different amount than the withholding tax otherwise imposed on dividends and constructive dividends.

A non-U.S. holder of common stock who wishes to claim the benefit of an applicable income tax treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for an exemption or a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Certain Redemptions, Conversion or Other Taxable Dispositions of Notes or Common Stock

Any gain recognized by a non-U.S. holder on the sale, exchange, certain redemptions or other taxable disposition of a note or common stock (as well as upon the conversion of a note into cash or into a combination of cash and stock) will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a U.S. fixed base);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

•

we are or have been a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period or the 5-year period ending on the date of disposition of the note or common stock, as the case may be.

If you are a non-U.S. holder and you realize gain described in the first bullet point above, you will be subject to tax at regular graduated U.S. federal income tax rates on the net gain derived from the sale, exchange, redemption, conversion or other taxable disposition of a note or common stock, generally in the same manner as if you were a U.S. holder, and, if you are a foreign corporation, you additionally may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty. If you are described in the second bullet point above, you will be subject to a flat 30% tax (or lower applicable income tax treaty rate) on the gain recognized on the sale, exchange, redemption, conversion or other taxable disposition of a note or common stock (which gain may be offset by U.S.-source capital losses), even though you are not considered a resident of the United States. Any amounts (including common stock) which a non-U.S. holder receives on a sale, exchange, redemption, conversion or other taxable disposition of a note which are attributable to accrued but unpaid interest will be subject to U.S. federal income tax in accordance with the rules described above under “—Interest on the Notes.” We believe we are not and we do not anticipate becoming a USRPHC for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

U.S. Holders

Information reporting requirements generally will apply to payments of interest on the notes (including additional interest, if any), dividends on our common stock and the proceeds of a sale of a note or common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient and, if requested, certifies as to that status.

Backup withholding generally will apply to those payments if the U.S. holder fails to provide an appropriate certification with its correct taxpayer identification number or certification of exempt status. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, the amount of interest (including additional interest, if any) paid on the notes and dividends paid on common stock to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to the non-U.S. holders. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in a country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest on a note or dividends on common stock, provided the statement described above in the last bullet point under “—Interest on the Notes” has been received. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note or common stock conducted within the United States or through certain U.S.-related financial intermediaries, unless the statement described above has been received, or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Legislation enacted in 2010 (commonly referred to as “FATCA”) generally imposes a withholding tax of 30% on interest and dividends paid on, and the gross proceeds of a disposition of, debt obligations or stock in a United States corporation paid to (i) a foreign financial institution (“FFI”), whether as a beneficial owner or intermediary, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or qualifies for an exemption from these rules, and (ii) a foreign entity that is not a financial institution (whether as a beneficial owner or intermediary for another foreign entity that is not a financial institution) unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity, or qualifies for an exemption from these rules. A person that receives payments through one or more FFIs may receive reduced payments as a result of FATCA withholding taxes if (i) any such FFI does not enter into such an agreement with the U.S. government and does not otherwise establish an exemption, or (ii) such person is (a) a “recalcitrant account holder” or (b) itself an FFI that fails to enter into such an agreement or establish an exemption. Foreign governments may enter into an agreement with the IRS to implement FATCA in a different manner.

The final Treasury regulations and recent administrative guidance provide that the FATCA withholding rules will apply to payments of dividends made on or after July 1, 2014 and to payments of gross proceeds from a sale or other disposition of stock on or after January 1, 2017. Such rules would not apply to debt securities such as the notes outstanding on July 1, 2014, unless the debt securities are treated as “significantly modified” on or after such date. Investors are encouraged to consult with their tax advisors regarding the implications of this legislation on their investment in our common stock.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$
Piper Jaffray & Co.

Total		$75,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the notes at a price of     % of the principal amount of notes, plus accrued interest from the original issue date of the notes, if any, and to dealers at that price less a concession not in excess of     % of the principal amount of the notes, plus accrued interest from the original issue date of the notes, if any. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional notes.

	Per Note	Without Option	With Option
Public offering price	%	$	$
Underwriting discount	%	$	$
Proceeds, before expenses, to us	%	$	$

The expenses of the offering, not including the underwriting discount, are estimated at $     and are payable by us.

Option to Purchase Additional Notes

We have granted an option to the underwriters to purchase up to an additional $11,250,000 principal amount of the notes at the public offering price, less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement, solely to cover over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase an additional principal amount of the notes proportionate to that underwriter’s initial amount reflected in the above table.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Nasdaq Global Select Market Listing

Our shares are listed on The Nasdaq Global Select Market under the symbol “ELGX.”

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

No Sales of Similar Securities

We and our executive officers and directors have agreed, with certain limited exceptions, that we and they will not, for a period of 90 days after the date of this prospectus supplement, without first obtaining the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	lend or otherwise dispose of or transfer any common stock,

•	request or demand that we file a registration statement related to any common stock, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to our common stock and to securities convertible into or exchangeable or exercisable for or repayable with our common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. Notwithstanding the above, this lock-up provision will not apply to us with respect to, among other things, (1) the issuance of the notes offered by this prospectus, (2) any shares of common stock issued upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus, (3) any shares of common stock issued or options to purchase common stock granted pursuant to our existing employee benefit plans existing on the date of this prospectus, (4) any shares of common stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan existing on the date of this prospectus, (5) shares of common stock issued pursuant to our agreement to acquire Nellix or (6) entry into and performance under the capped call transactions described below. In addition, this lock-up provision will not apply to our directors and officers with respect to (1) transfers by bona fide gift, or to any trust for the direct or indirect benefit of the director or officer or an immediate family member or to an affiliate or entity controlled by the director or officer, provided that, in each case, the transferee or donee agrees in writing to be bound by the lock-up restrictions described above, no filing under the Exchange Act is required or voluntarily made during the lock-up period (other than a Form 5 made after the expiration of the lock-up period) and no public announcement of such transfer is otherwise made and (2) the exercise of stock options held by the director or officer through surrender to us of shares of common stock or in connection with the partial or full settlement of any withholding tax obligation of the director or officer through surrender to us of shares of common stock. In the event that either (x) during the last 17 days of the lock-up period referred to above, we issue an earnings release or material news or a material event relating to us occurs or (y) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Price Stabilization, Short Positions

In connection with the offering, the underwriters may purchase and sell the notes or shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional notes described above. The underwriters may close out any covered short position by either exercising their option to purchase additional notes or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of notes or shares of our common stock made by the underwriters in the open market to peg, fix or maintain the price of the notes or our common stock prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes or our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Capped Call Transactions

In connection with the pricing of the notes, we expect to enter into a capped call transaction (the “base capped call transaction”) with Bank of America, N.A. If the underwriters exercise their option to purchase additional notes, we may enter into an additional capped call transaction with Bank of America, N.A. (together with the base capped call transaction, the “capped call transactions”). The capped call transactions are expected to generally reduce the potential dilution to our common stock and/or offset potential cash payments we are required to make in excess of the principal amount upon conversion of the notes.

In connection with establishing its initial hedge of the capped call transactions, Bank of America, N. A. (or an affiliate thereof) expects to enter into various derivatives with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase, or reduce the size of any decrease in, the market price of our common stock or the notes at that time.

In addition, Bank of America, N.A. (or an affiliate thereof) may modify its hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and is likely to do so during any conversion period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any conversion period related to a conversion of notes, it could affect the amount and value of the consideration that you will receive upon conversion of the notes.

In addition, if any such capped call transaction fails to become effective, whether or not this offering of notes is completed, Bank of America, N.A. (or an affiliate thereof) may unwind its hedge position with respect to our common stock, which could adversely affect the value of our common stock and, if the notes have been issued, the value of the notes.

The effect, if any, of any of these transactions and activities on the market price of our common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock, which could affect the value of the notes and the value of our common stock you will receive upon any conversion of the notes.

See “Description of Capped Call Transactions.”

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of notes may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any notes being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the notes acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any notes to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

The Company, the representative and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

Further, any common stock issued on conversion of the notes must not be offered for sale in Australia in the period of 12 months after the date of issue of those shares of common stock except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes or common stock must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

Certain legal matters relating to the issuance of the notes offered by this prospectus supplement will be passed upon for us by Latham & Watkins LLP, New York, New York, and Stradling Yocca Carlson & Rauth, Newport Beach, California. Davis Polk & Wardwell LLP, New York, New York, is counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements (and schedule) of Endologix, Inc. and subsidiaries as of December 31, 2012, and for the year ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements as of December 31, 2011 and for each of the two years in the period ended December 31, 2011 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other material we file with the SEC, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov.

Our Internet address is www.endologix.com. We make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website is not part of this prospectus supplement, the accompanying prospectus or any other report we file with or furnish to the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below, and any subsequent filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of securities covered by this prospectus supplement and the accompanying prospectus is completed (except for information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information, which is neither deemed filed nor incorporated by reference herein):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 14, 2013;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013, filed with the SEC on May 7, 2013, August 5, 2013 and November 1, 2013, respectively;

•

our Current Reports on Form 8-K filed with the SEC filed with the SEC on January 3, 2013, January 9, 2013, April 15, 2013, May 24, 2013, June 3, 2013, June 14, 2013, July 16, 2013, November 22, 2013 (excluding Item 7.01 and related exhibit) and December 3, 2013;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 26, 2013; and

•

the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 18, 1996, including any amendment or report filed for the purpose of updating such description.

Any statements made in a document incorporated by reference in this prospectus supplement and the accompanying prospectus are deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement in this prospectus supplement and the accompanying prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus supplement and the accompanying prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

The information relating to us contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom this prospectus supplement and the accompanying prospectus are delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. Requests for documents should be by writing to or telephoning us at the following address: Investor Relations, Endologix, Inc., 11 Studebaker, Irvine, California 92618; (949) 595-7200. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell our securities in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement, which may also add, update or change information contained in this prospectus.

We will provide specific terms of the offerings of our securities in one or more supplements to this prospectus. You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell our common stock unless accompanied by a prospectus supplement or free writing prospectus.

Our principal executive offices are located at 11 Studebaker, Irvine California 92618, and our telephone number is (949) 595-7200.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “ELGX.”

Investing in our securities involves various risks. See the section entitled “Risk Factors” on page 2 for more information on these risks. Additional risks associated with an investment in us as well as with our securities will be described in the related prospectus supplements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

The date of this prospectus is May 30, 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the Commission, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” before buying securities in this offering.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement or the accompanying prospectus belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the terms “Endologix,” “we,” “our,” and “us” or similar references refer to Endologix, Inc. and our consolidated subsidiaries.

PROSPECTUS SUMMARY

This summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including the factors described under the heading “Risk Factors” in this prospectus beginning on page 2 and the financial data and related notes and other information incorporated by reference in this prospectus, before making an investment decision.

ENDOLOGIX, INC.

We develop, manufacture, market and sell innovative medical devices for the treatment of aortic disorders. Our principal product is a stent graft and delivery catheter, or ELG System, for the treatment of abdominal aortic aneurysms, or AAA, through minimally-invasive endovascular repair. We sell our products through our U.S. and European sales force. In certain European countries, and in other parts of the world, our products are sold through third-party distributors. Sales of our ELG System (including extensions and accessories) to hospitals in the U.S., and to hospitals and third-party distributors abroad, provide the sole source of our reported revenue. Our ELG System consists of (i) a self-expanding cobalt chromium alloy stent covered by expanded polytetrafluoroethylene (commonly referred to as ePTFE) graft material, which we refer to as our ELG Device, and (ii) an accompanying delivery catheter. Once our ELG Device is fixed in its proper position within the abdominal aorta, it provides a conduit for blood flow, thereby relieving pressure within the weakened or “aneurysmal” section of the vessel wall, which greatly reduces the potential for the AAA to rupture.

We were incorporated in California in March 1992 under the name Cardiovascular Dynamics, Inc. and reincorporated in Delaware in June 1993. In January 1999, we merged with privately held Radiance Medical Systems, Inc. and changed our name to Radiance Medical Systems, Inc. and in May 2002, we merged with privately held Endologix, Inc., and changed our name to Endologix, Inc. More comprehensive information about our products and us is available through our worldwide web site at www.endologix.com. The information on our website is not incorporated by reference into this prospectus. Our main offices are located at 11 Studebaker, Irvine, California 92618, and our telephone number is (949) 595-7200.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. The risks described in this prospectus, or incorporated by reference to this prospectus or any prospectus supplement, are not the only risks we face. Additional risks that we face and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, financial condition and operating results. In addition to the foregoing, risks related to the securities include:

Management may have broad discretion as to the use of the proceeds from any offerings pursuant to this registration statement, and we may not use the proceeds effectively.

Unless the uses of proceeds for any specific offering are specifically defined in a prospectus supplement, we will not designate any portion of the net proceeds from an offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds from such offering, and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.

Depending on the price at which we sell our securities, you may experience immediate dilution in the book value per share of the common stock you purchase.

We may in the future issue previously authorized and unissued shares of our common stock and securities convertible or exchangeable for shares of our common stock, resulting in the dilution of the ownership interests of our present stockholders and purchasers of common stock offered hereby. We may offer shares of our common stock and securities convertible or exchangeable for shares of our common stock at market prices or at a discount or premium to market prices. If the price at which we sell our common stock or securities convertible or exchangeable for shares of our common stock is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in such offering.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus and the documents incorporated by reference in this prospectus contain forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, our future business strategy and the plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements as a result of the following factors, among others:

•	continued market acceptance of our endovascular systems;

•	our ability to successfully incorporate the technology obtained as part of the Nellix acquisition into our business;

•	the level and availability of third party payor reimbursement for our products;

•	our ability to effectively manage our anticipated growth;

•	our ability to protect our intellectual property rights and proprietary technologies;

•	our ability to operate without infringing the intellectual property rights and proprietary technology of third parties;

•	our ability to effectively develop new or complementary technologies;

•	development and management of our business and anticipated trends of our business;

•	our ability to attract, retain, and motivate qualified personnel;

•	our ability to manufacture product to meet demand;

•	the nature of regulatory requirements that apply to us, our suppliers, and competitors, and our ability to obtain and maintain any required regulatory approvals;

•	our ability to maintain adequate liquidity to fund our operational needs;

•	our ability to effectively compete with the products offered by our competitors;

•	general macroeconomic and world-wide business conditions; and

•	other risks set forth under the heading “Risk Factors” in this prospectus beginning on page 2.

Readers are urged to carefully review and consider the various disclosures made by us, which attempt to advise interested parties of the risks, uncertainties, and other factors that may affect our business, operating results and financial condition, and the value of our common stock and other securities, including without limitation the disclosures made under the caption “Risk Factors” in this prospectus and in the documents we have incorporated by reference into this prospectus, for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, the forward-looking statements in this prospectus may prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Our forward-looking statements speak only as of the date of this prospectus and in other filings we make with the Commission. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of The Nasdaq Stock Market, LLC.

RATIO OF EARNINGS TO FIXED CHARGES

Our earnings were insufficient to cover fixed charges in each of the years in the five-year period ended December 31, 2011 and in the three months ended March 31, 2012. For the periods indicated in the foregoing sentence, we had no outstanding shares of preferred stock with required dividend payments. Our deficiency of earnings available to cover fixed charges for the years ended December 31, 2011, 2010, 2009, 2008 and 2007 and the three months ended March 31, 2012 was, in each case, $(28,816,000), $(4,384,000), $(2,413,000), $(11,992,000), $(15,075,000) and $(16,129,000), respectively. Since earnings were insufficient to cover fixed charges for the five-year period ended December 31, 2011 and the three months ended March 31, 2012, we are unable to provide ratios of earnings to fixed charges for each respective period.

USE OF PROCEEDS

Unless otherwise indicated in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include sales and marketing investments, research and development, capital expenditures, working capital and general and administrative expenses. While we have no present understandings, commitments or agreements to enter into any potential significant acquisitions, we may use a portion of the net proceeds to acquire or invest in products, technologies, businesses or other assets that complement our business. Accordingly, management will retain broad discretion as to the allocation of the net proceeds of this offering. Pending our use of the net proceeds as described above, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK WE MAY OFFER

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of May 25, 2012, there were 58,439,817 shares of common stock outstanding and no shares of preferred stock outstanding.

The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements or related free writing prospectuses, summarizes the material terms and provisions of these types of securities, but it is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws that are incorporated by reference into this prospectus and, with respect to preferred stock, any certificate of designation that we may file with the Commission for a series of preferred stock we may designate, if any.

We will describe in a prospectus supplement or related free writing prospectuses, the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone.

Subject to preferences that may be applicable to any then outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of us, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and all shares of common stock to be issued under this prospectus will be, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any of our outstanding preferred stock.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “ELGX.” The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Dividends

We have not declared any cash dividends on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Preferred Stock

Our amended and restated certificate of incorporation, as amended, provides that our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the number of shares constituting any series or the designation of a series and to determine or alter for each series or designation of a series the voting powers, if any, and the designations, preferences, and relative, participating, optional, or other rights, and the qualifications, limitations or restrictions, of any series or the designation of a series. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of this preferred stock. However, the effects might include, among other things: restricting dividends on the common stock; diluting the voting power of the common stock; impairing the liquidation rights of the common stock; or delaying or preventing a change in control of our company without further action by the stockholders.

Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the General Corporation Law of the State of Delaware, or the DGCL, and our amended and restated certificate of incorporation, as amended, to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series of preferred stock the rights, preferences, and privileges of such class or series.

Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement or related free writing prospectuses relating to that sale which will specify:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the provision for redemption, if applicable, of the preferred stock;

•

the terms and conditions, if applicable, upon which the preferred stock will be convertible into any other class or classes of capital stock, including the conversion price or manner of calculation and conversion period;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposed fundamental change in the rights of the preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

All shares of preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

Our board of directors could authorize the issuance of additional shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares, or that holders might believe to be in their best interests.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the DGCL, which restricts our ability to enter into business combinations with an interested stockholder or a stockholder owning 15% or more of our outstanding voting stock, or that stockholder’s affiliates or associates, for a period of three years. These restrictions do not apply if:

•	prior to becoming an interested stockholder, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

•

upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to exceptions; or

•

on or after the date a stockholder becomes an interested stockholder, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Each of our amended and restated certificate of incorporation, as amended, and amended and restated bylaws also include a number of other provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or our management. First, our amended and restated certificate of incorporation, as amended, and amended and restated bylaws provide for a classified board of directors comprised of three classes of directors with each class serving a staggered three-year term. Under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation, as amended, does not provide otherwise. Second, our amended and restated bylaws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing. Third, our amended and restated bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in management. Fourth, our amended and restated certificate of incorporation, as amended, provides that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. Fifth, our board of directors has the authority to issue preferred stock, which could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy or consent solicitation or otherwise, by making those attempts more difficult to achieve or more costly.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

This prospectus is a summary of the general terms of the debt securities we may offer pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will provide the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any series of debt securities, you must refer to the prospectus supplement relating to that series and the description of the debt securities in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities that may be offered by this prospectus will be issued under an indenture between us and the trustee, for one or more series of debt securities designated in the applicable prospectus supplement. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. We incorporate by reference the form of indenture as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture carefully for the provisions that may be important to you. We have summarized selected portions of the indenture below. The summary is not complete. Terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.

General

We may offer under this prospectus secured or unsecured debt securities. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate or by a supplemental indenture.

We will set forth in a prospectus supplement and any free writing prospectuses relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, premium, and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any subordination provisions relating to the debt securities;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable and/or convertible into shares of our common stock. The terms, if any, on which the debt securities may be exchanged for and/or converted will be set forth in the applicable prospectus supplement and any related free writing prospectuses. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement and any related free writing prospectuses.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement and any related free writing prospectuses.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement and any related free writing prospectuses.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement and any related free writing prospectuses. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, premium and interest on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, whom we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information in this section concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable. We take no responsibility for the depositary’s performance of its obligations under the rules and regulations governing its operations.

No Protection in the Event of a Change in Control

Unless we provide otherwise in the applicable prospectus supplement or any related free writing prospectuses, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will describe in the applicable prospectus supplement and any related free writing prospectuses any restrictive covenants applicable to an issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, such person to be referred to as a “successor person”, and we may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•

the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Events of Default

“Event of default” means, with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of or premium on any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of our bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion under “Modification and Waiver” below. We refer you to the applicable prospectus supplement and any free writing prospectuses relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an event of default and the continuation of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a certificate as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

•	change the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities, the right of holders to institute suit for the enforcement of any payment or the right of holders to waive past defaults or to amend the limitations described in this bullet point; or

•	waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as described at the end of this section), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers’ certificate delivered pursuant to the indenture. The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option, as described above, not to comply with certain covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•

direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

U.S. Federal Income Tax Considerations

We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants to purchase debt securities, preferred stock, common stock or any combination of the foregoing. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. The statements made in this section relating to the warrant agreement are summaries only. These summaries are not complete. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement and any related free writing prospectuses. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Debt Warrants

We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

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the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any;

•	a discussion of the material U.S. federal income tax considerations applicable to the exercise of the debt warrants; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and any related free writing prospectuses. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise of debt warrants.

Equity Warrants

We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the preferred stock warrants or common stock warrants being offered, the warrant agreement relating to the preferred stock warrants or common stock warrants and the warrant certificates representing the preferred stock warrants or common stock warrants, including:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	if applicable, the number of warrants issued with each share of preferred stock or share of common stock;

•	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any;

•	a discussion of the material U.S. federal income tax considerations applicable to exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the applicable prospectus supplement or any related free writing prospectuses, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

Except as provided in the applicable prospectus supplement or any related free writing prospectuses, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable prospectus supplement or any related free writing prospectuses, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement or any related free writing prospectuses, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement or any related free writing prospectuses the principal amount of debt securities or shares of preferred stock or shares of common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement or any related free writing prospectuses. After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise warrants as described in the prospectus supplement or any free writing prospectuses relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or any related free writing prospectuses, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•	directly by us to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling stockholder to indemnification by us against certain liabilities, including liabilities under the Securities Act or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us or any selling stockholder may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on The Nasdaq Global Select Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The Nasdaq Global Select Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy the registration statement, as well as any other material we file with the Commission, at the Commission’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on the Public Reference Room. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, including us. The Commission’s Internet site can be found at http://www.sec.gov.

Our Internet address is www.endologix.com. We make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission. The information found on our website is not part of this prospectus, any accompanying prospectus supplement or any other report we file with or furnish to the Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference into this prospectus the documents listed below, and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of securities covered by this prospectus is completed (except for information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information, which is neither deemed filed nor incorporated by reference herein):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on March 6, 2012;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed with the Commission on May 10, 2012;

•	our Current Reports on Form 8-K filed with the Commission on February 24, 2012, March 30, 2012 and May 30, 2012;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the Commission on April 20, 2012; and

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the description of our common stock contained in our Registration Statement on Form 8-A, filed with the Commission on June 18, 1996, including any amendment or report filed for the purpose of updating such description.

Any statements made in a document incorporated by reference in this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the Commission.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be by writing to or telephoning us at the following address: Investor Relations, Endologix, Inc., 11 Studebaker, Irvine, California 92618; (949) 595-7200. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

$75,000,000

    % Convertible Senior Notes due 2018

PROSPECTUS    SUPPLEMENT

BofA Merrill Lynch

Piper Jaffray

December     , 2013